UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

Amendment No. 6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 SURGE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	7990	20-2514234
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

205-340 Linden Avenue, Victoria, British Columbia Canada V8V 4E9 (250) 858-9862
(Address and telephone number of registrant's principal executive offices)

Incorp Services, Inc. 3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481 Telephone: (800) 246-2677

(Name, address and telephone number of agent for service)

Copy of communications to:

William L. Macdonald, Esq.
Clark Wilson LLP
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604-687-5700

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock to be offered for resale by selling stockholders	2,005,000	$0.15(2)	$300,750	$35.40
Total Registration Fee				$35.40

(1)             An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)                  Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to Completion

______________, 2006

SURGE ENTERPRISES, INC.

A NEVADA CORPORATION

2,005,000 SHARES OF COMMON STOCK OF SURGE ENTERPRISES, INC.

_________________________________

This prospectus relates to 2,005,000 shares of common stock of Surge Enterprises, Inc., a Nevada corporation, which may be resold by selling stockholders named in this prospectus. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders will sell their shares of our common stock at a price of $0.15 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for expenses of this offering.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 7 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ___________________, 2006.

                The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

PAGE NUMBER
PROSPECTUS SUMMARY	6
RISK FACTORS	8
RISKS RELATED TO OUR BUSINESS	8
We have had negative cash flows from operations to date and if we are not able to obtain further financing our business operations may fail	8
We have only commenced our business operations in April, 2005 and we have a limited operating history. If we cannot successfully manage the risks normally faced by start-up companies, our business may fail	9
The fact that we are in the early development of our company and that we have only generated limited revenue since our incorporation raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors' opinion in connection with our audited consolidated financial statements	9
All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers	10
If we are unable to protect our Internet domain name “www.surgemark.com”, our efforts to increase public recognition of our brand may be impaired	10
The establishment and maintenance of brand identity of our website is critical to our future success. If we are unable to provide high quality online services or otherwise fail to promote and maintain our brands our business could be materially affected	10
We currently do not have any registrations or pending registrations of our intellectual property rights. If we are unable to protect our “Surge Marketing” trade name and “LinkSurge” software products, our efforts to increase public recognition of our “Surge” brand may be impaired and we may be required to incur substantial costs to protect our name and products.	11
As we have outsourced the development of our LinkSurge software to outside companies, we cannot be sure that our LinkSurge software does not violate the intellectual property rights of others. If the LinkSurge software violates the intellectual property rights of others, we may not be able to protect the intellectual property rights associated with the LinkSurge software and our business may be adversely affected. Any litigation related to the enforcement or defense of intellectual property rights in connection with the LinkSurge software may be time-consuming and costly.	11

Our LinkSurge software product incorporates a feature that involves an automated search using the Google search engine, which requires Google’s consent. Past versions of LinkSurge did not incorporate a mechanism for obtaining Google’s consent. As a result, users of the automated search function contained in our previous LinkSurge software were in violation of Google’s terms of use unless the users independently obtained consent from Google for the automated searches. The requirement to register with Google may affect the marketability of our software and the fact that past versions of our software did not require the user to register with Google prior to conducting automated searches on Google may expose us to liability to Google and/or to users of our LinkSurge software.

11
One of our directors and officers is engaged in other business activities and accordingly may not devote sufficient time to our business affairs, which may affect our ability to conduct operations and generate revenues	12
Our success depends to a significant extent on the continued services and expertise of Troy Mutter. If we lost the services of Mr. Mutter, we may not be able to find a suitable replacement, which would negatively affect our business.	12
Because our officers, directors and principal shareholders control a majority of our common stock, investors will have little or no control over our management or other matters requiring shareholder approval	12

Because we do not have sufficient insurance to cover our business losses, we might have uninsured losses, increasing the possibility that you would lose your investment	12
Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution	12
Fluctuations in foreign currency exchange rates may affect our results of operations and financial condition.	13
RISKS ASSOCIATED WITH OUR COMMON STOCK	13
There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares	13
Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.	13
FORWARD-LOOKING STATEMENTS	14
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE	14
THE OFFERING	14
DETERMINATION OF OFFERING PRICE	14
USE OF PROCEEDS	15
DILUTION	15
DIVIDEND POLICY	15
SELLING STOCKHOLDERS	15
PLAN OF DISTRIBUTION	17
TRANSFER AGENT AND REGISTRAR	18
LEGAL PROCEEDINGS	19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
DESCRIPTION OF COMMON STOCK	21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	22
INTEREST OF NAMED EXPERTS AND COUNSEL	22
EXPERTS	22
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	22
DESCRIPTION OF PROPERTY	22
DESCRIPTION OF BUSINESS	23
MANAGEMENT'S DISCUSSION AND ANALYSIS	29
PLAN OF OPERATIONS	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	39
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	40
EXECUTIVE COMPENSATION	41
REPORTS TO SECURITY HOLDERS	43
WHERE YOU CAN FIND MORE INFORMATION	43
FINANCIAL STATEMENTS	44

As used in this prospectus, the terms “we”, “us”, “our”, the “company” and “Surge” mean Surge Enterprises, Inc. and our wholly owned subsidiary, Surge Marketing Corp., unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

We were incorporated in the State of Nevada on February 7, 2005 and commenced operations on April 13, 2005 commensurate with the incorporation of our wholly-owned subsidiary, Surge Marketing Corp. Surge Marketing Corp. was incorporated in British Columbia, Canada on April 13, 2005, at which time it commenced operations by commencing development of a software product called LinkSurge. The software is a web traffic enhancement application that once installed on a website may help websites boost their rankings in website search engines. The first edition of our software was developed from April, 2005 through July, 2005 and made available for download from our website on July 27, 2005. Marketing of the software commenced at that time. The second version of our software was completed on January 4, 2006 and updated on May 1, 2006. Through our subsidiary Surge Marketing Corp., we now sell the LinkSurge software and provide website development and online marketing services. Information contained on our website does not form part of this prospectus.

Our LinkSurge software product incorporates a “Find Link Partner” feature that allows the user to search the internet through various means, including an automated search on Google using various keywords. We do not have an agreement with Google to incorporate a Google search into this feature and automated queries are contrary to Google’s terms of use for personal use. However, Google has an Application Program Interface that allows automated querying for up to 1,000 searches per day provided a person registers with Google and obtains a license key. Commercial users also have to register with Google and obtain a license key for automated searches. Previous versions of our software did not require the user to enter the Google license key prior to conducting automated searches under the Find Link Partner feature. On May 1, 2006 we completed an upgrade to our software so that users must enter a valid Google license key prior to using the Find Link Partner feature. Users will not be allowed to proceed with the Find Link Partner feature unless the Google license key for automated searches is entered. The LinkSurge software checks the character length of the license key entered to ensure it has the correct number of characters. Once the license key has the correct number of characters, the software submits the license key to Google and Google determines the validity of the key. If the license key is invalid the search fails and the user is notified via a dialog box that the license key is invalid and that a valid license key needs to entered. Google does not charge a fee for registering for automated searches. We believe that 1,000 queries per day, as limited by Google, will be more than enough to allow the effective use of our software (based upon our ongoing testing of the software functionality) and our updated software informs users of this limit. The requirement to register with Google may affect the marketability of our software and the fact that past versions of our software did not require the user to register with Google prior to conducting automated searches on Google may expose us to liability to Google and/or to users of our LinkSurge software. We do not anticipate any pricing effect on our software as a result of the requirement to obtain permission from Google for automated searches.

Our United States office is located at 3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481. Our principal executive offices are located at 205-340 Linden Avenue, Victoria, British Columbia Canada V8V 4E9. Our telephone number is (250) 858-9862. We have one wholly-owned subsidiary, Surge Marketing Corp., a British Columbia, Canada corporation incorporated on April 13, 2005 and its principal office is located at 205-340 Linden Avenue, Victoria, British Columbia Canada V8V 4E9.

We are a development stage company and have not generated significant revenue since commencement of operations on April 13, 2005. In order to fund our plan of operation, we anticipate that we will require an additional $63,862 to $103,000 for the period from June 15, 2006 through June 15, 2007.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the consolidated financial statements for the period ended May 31, 2005, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,005,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at $0.15 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Please see the Plan of Distribution section at page 17 of this prospectus for a detailed explanation of how the common shares may be sold.

Number of Shares Outstanding

There were 7,555,000 shares of our common stock issued and outstanding as at June 15, 2006.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited financial statements from February 7, 2005 (date of inception) to May 31, 2005 and our interim unaudited consolidated financial statements for the nine months ended February 28, 2006, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management's Discussion and Analysis” beginning on page 27 of this prospectus.

	From February 7, 2005 (Date of Inception) to May 31, 2005(1)	Nine month period ending February 28, 2006 (unaudited)	From February 7, 2005 to February 28, 2006 (unaudited)
Revenue(2)	$817	$39,955	$40,772
Net Income (Loss) for the Period	$(12,077)	$(53,529)	$(65,606)
Loss Per Share - basic and diluted	$(0.01)	$(0.01)	$(0.01)
Working Capital (Deficiency)	$25,583	$17,736	$17,736
Total Assets	$37,867	$37,949	$37,949
Total Number of Issued Shares of Common Stock	7,555,000	7,555,000	7,555,000

Weighted Average Shares Outstanding	2,302,212	7,555,000	7,555,000
Deficit	$(12,077)	$(65,606)	$(65,606)
Total Stockholders' Equity (Deficiency)	$25,583	($31,139)	($31,139)

(1)	Our subsidiary was incorporated on April 13, 2005 and our first fiscal year was not a full calendar year.
(2)	All revenue reported is revenue generated by our subsidiary, Surge Marketing Corp.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations to date and if we are not able to obtain further financing we may be forced to scale back or cease operations or our business operations may fail.

To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities to meet our cash requirements. We incurred a net loss of $12,077 for the fiscal period ended May 31, 2005 and a net loss of $53,929 for the nine month period ended February 28, 2006. Since the incorporation of our subsidiary, Surge Marketing Corp. and up to February 28, 2006, we have generated $24,787 in consulting revenue and $15,985 in software sales. As of February 28, 2006, we had a working capital deficit of $17,736 and a cash and cash equivalent balance of $21,355. As of June 15, 2006, we had a cash and cash equivalent balance of $25,283. We do not expect positive material cash flow from operations in the near term. Between April 2005 and May 2005, we received an aggregate of $37,525 gross proceeds from three private placement financings in which we sold shares of our common stock. We have estimated that we will require between $63,862 and $103,000 to carry out our business plan for the twelve month period from June 15, 2006 through June 15, 2007. We anticipate that the funds we have raised in the last private placements may not be sufficient to satisfy our cash requirements for the balance of the twelve month period ended June 15, 2007. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

-the actual expenditures required to be made are at or above the higher range of our estimated expenditures;

- we incur unexpected costs in completing the development of our technology or encounter any unexpected technical or other difficulties;

- we incur delays and additional expenses as a result of technology failure;

- we are unable to create a substantial market for our products; or

- we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our website and our business model. The most likely source of future funds presently available to us is through the sale of equity capital. There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations which might result in the loss of some or all of your investment in our common stock.

We have only commenced our business operations in April, 2005 and we have a limited operating history. If we cannot successfully manage the risks normally faced by start-up companies, we may not achieve profitable operations and ultimately our business may fail.

We have a limited operating history. Our operating activities since our incorporation on February 7, 2005 consisted solely of incorporating a subsidiary in April, 2005 and then commencing operations in the areas of software development and website development and marketing consulting. Our subsidiary, Surge Marketing Corp., is a British Columbia, Canada company and was incorporated on April 13, 2005. Our flagship software product is called LinkSurge and is designed to increase the rankings of websites in search engines, thereby increasing website traffic. We started offering the LinkSurge software for sale in July 2005 and as of February 28, 2006 we have received $15,985 in revenue from software sales. We continue to develop and expand the software's capabilities. We also provide consulting services with respect to website development and online marketing campaign management services. Our consulting services have generated most of the revenue from our operations to date. We also own a website at www.surgemark.com. Our prospects are subject to the risks and expenses encountered by start up companies, such as uncertainty regarding level of future revenue and inability to budget expenses and manage growth accordingly and inability to access sources of financing when required and at rates favorable to us. Our limited operating history and the highly competitive nature of the software industry make it difficult or impossible to predict future results of our operations. Many of our competitors are better established and have far greater financial and personnel resources. We may not establish a clientele that will make us profitable, which might result in the loss of some or all of your investment in our common stock.

The fact that we are in the early development of our company and that we have only generated limited revenues since our incorporation raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors' opinion in connection with our audited consolidated financial statements.

We are in the development stage and have generated limited revenue since our inception on February 7, 2005. Since we are still in the early stages of developing our company and because of the lack of significant business operations at May 31, 2005, our independent auditors' report includes an explanatory paragraph about our ability to continue as a going concern. We will, in all likelihood, continue to incur operating expenses without significant revenues until our software gains significant popularity. Between April 2005 and May 2005, we received an aggregate of $37,525 gross proceeds from three private placement financings in which we sold shares of our common stock. Our primary source of funds has been the sale of our common stock and consulting revenue. We cannot assure that we will be able to generate enough interest in our software. If we cannot attract a significant number users, we will not be able to generate any significant revenues or income. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report on the financial statements for the period ended May 31, 2005. If we are unable to establish and generate material revenues our business will fail and you may lose some or all of your investment in our common stock.

All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

If we are unable to protect our Internet domain name, our efforts to increase public recognition of our brand may be impaired.

We currently hold the Internet domain name “www.surgemark.com”. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. The regulation of domain names in the United States and in foreign countries is subject to change. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we intend to conduct business. This could impair our efforts to build brand recognition and to increase traffic to our website and software sales. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. Any claims, by or against us, could be time consuming and costly to defend or litigate, divert our attention and resources and result in the loss of goodwill associated with our trade names.

The establishment and maintenance of brand identity of our website and software is critical to our future success. If we are unable to provide competitive software or otherwise fail to promote and maintain our brands, we may never achieve a profitable level of operations.

We offer a single software product on our website. Since we expect that in the future, substantially all of our revenues will be generated from software license sales through our website, market acceptance of our website is critical to our future success. Factors such as market positioning, the availability and price of competing software, and the introductions of new technologies will affect the market acceptance of our software.

We believe that establishing and maintaining brand identity of our website will help increase the awareness of our software. Promotion of our software will depend largely on our success in continuing to provide a high quality online website and to generate website traffic. In order to attract and retain users for our software and to promote and maintain our brand in response to competitive pressures, we may increase our financial commitment to creating and maintaining a distinct brand loyalty among our users. If we are unable to provide high quality online services or to generate significant website traffic, or otherwise fail to promote and maintain our brand, we may have to incur excessive expenses in an attempt to improve, promote and maintain our brand, and we may therefore not achieve profitable operations and as a result you may lose some or all of your investment in our common stock.

We currently do not have any registrations or pending registrations of our intellectual property rights. If we are unable to protect our “Surge Marketing” trade name and “LinkSurge” software products, our efforts to increase public recognition of our “Surge” brand may be impaired and we may be required to incur substantial costs to protect our name and products.

We have not made any applications for registration of our intellectual property rights. As a consequence we may not be able to prevent the unauthorized use of our “Surge Marketing” trade name and “LinkSurge” software products. We may be unable to prevent third parties from acquiring and using names or products that are similar to, infringe upon or otherwise decrease the value of our name, our products, and other proprietary rights that we may hold. We may need to bring legal claims to enforce or protect any intellectual property rights that we assert. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. Any claims, by or against us, could be time consuming and costly to defend or litigate, divert our attention and resources and result in the loss of goodwill associated with our trade name and products.

As we have outsourced the development of our LinkSurge software to outside companies, we cannot be sure that our LinkSurge software does not violate the intellectual property rights of others. If the LinkSurge software violates the intellectual property rights of others, we may not be able to protect the intellectual property rights associated with the LinkSurge software and our business may be adversely affected. Any litigation related to the enforcement or defense of intellectual property rights in connection with the LinkSurge software may be time-consuming and costly.

We have outsourced the development of our LinkSurge software to outside companies. As a result, we cannot be sure that our LinkSurge software does not violate the intellectual property rights of others. If the LinkSurge software violates the intellectual property rights of others, we may not be able to protect the intellectual property rights associated with the LinkSurge software. Other persons may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business, require us to make changes to our software and/or cause us to cease selling our software entirely. If we are forced to cease selling our software product entirely at the time our goal of receiving substantially all of our revenues generated from software license sales through our website has been achieved, we may be forced to discontinue operations.

Our LinkSurge software product incorporates a feature that involves an automated search using the Google search engine, which requires Google’s consent. Past versions of LinkSurge did not incorporate a mechanism for obtaining Google’s consent. As a result, users of the automated search function contained in our previous LinkSurge software were in violation of Google’s terms of use unless the users independently obtained consent from Google for the automated searches. The requirement to register with Google may affect the marketability of our software and the fact that past versions of our software did not require the user to register with Google prior to conducting automated searches on Google may expose us to liability to Google and/or to users of our LinkSurge software.

Our LinkSurge software product incorporates a “Find Link Partner” feature that allows the user to search the internet through various means, including an automated search on Google using various keywords. We do not have an agreement with Google to incorporate a Google search into this feature and automated queries are contrary to Google’s terms of use for personal use. However, Google has an Application Program Interface that allows automated querying for up to 1,000 searches per day provided a person registers with Google and obtains a license key. Commercial users also have to register with Google and obtain a license key for automated searches. Previous versions of our software did not require the user to enter the Google license key prior to conducting automated searches under the Find Link Partner feature. In early May, 2006 we completed an upgrade to our software so that users must enter a valid Google license key prior to using the Find Link Partner feature. Users will not be allowed to proceed with the Find Link Partner feature unless the Google license key for automated searches is entered. The LinkSurge software checks the character length of the license key entered to ensure it has the correct number of characters. Once the license key has the correct number of characters, the software submits the license key to Google and Google determines the validity of the key. If the license key is invalid the search fails and the user is notified via a dialog box that the license key is invalid and that a valid license key needs to entered. Google does not charge a fee for registering for automated searches. We believe that 1,000 queries per day, as limited by Google, will be more than enough to allow the effective use of our software (based upon our ongoing testing of the software functionality) and our updated software informs users of this limit. The requirement to register with Google may affect the marketability of our software and the fact that past versions of our software did not require the user to register with Google prior to conducting automated searches on Google may expose us to liability to Google and/or to users of our LinkSurge software. We do not anticipate any pricing effect on our software as a result of the requirement to obtain permission from Google for automated searches.

One of our directors and officers is engaged in other business activities and accordingly may not devote sufficient time to our business affairs, which may affect our ability to conduct operations and generate revenues.

One of our directors and officers, Frank Hollmann, is involved in other business activities in the landscaping and film industries. Mr. Hollmann, our Vice-President and director, is employed full time as a freelance consultant. As a result of these other business activities that Mr. Hollmann is involved in, Mr. Hollmann may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to conduct our ongoing operations and our ability to generate revenues.

Our success depends to a significant extent on the continued services and expertise of Troy Mutter. If we lost the services of Mr. Mutter, we may not be able to find a suitable replacement, which would negatively affect our business.

Our success depends to a significant extent on the continued services and expertise of Troy Mutter, our President, Secretary, Treasurer and Director. We do not have a formal compensation agreement with Mr. Mutter. If we lost the services of Mr. Mutter, we may not be able to find a suitable replacement. In addition, we may not be able to afford the salaries and fees demanded by any person we do find to replace Mr. Mutter. Our inability to retain Mr. Mutter and attract a qualified replacement would negatively affect our business.

Because our officers, directors and principal shareholders control a majority of our common stock, investors will have little or no control over our management or other matters requiring shareholder approval.

Our officers and directors and their affiliates, in the aggregate, beneficially own 73.46% of issued and outstanding shares of our common stock. As a result, they have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers, directors and principal shareholders control the company, investors will not be able to replace our management if they disagree with the way our business is being run. Because control by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we do not have sufficient insurance to cover our business losses, we might have uninsured losses, increasing the possibility that you would lose your investment.

We may incur uninsured liabilities and losses as a result of the conduct of our business. We do not currently maintain any comprehensive liability or property insurance. Even if we obtain such insurance in the future, we may not carry sufficient insurance coverage to satisfy potential claims. We do not carry any business interruption insurance. Should uninsured losses occur, any purchasers of our common stock could lose their entire investment.

Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 75,000,000 common shares, of which 7,555,000 are issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our company in the future.

Fluctuations in foreign currency exchange rates may affect our results of operations and financial condition.

Our software revenues are received in U.S. dollars and our consulting revenues are received in Canadian dollars. As a significant portion of our revenue is payable in U.S. dollars while a majority of our expenses are incurred in Canadian dollars, we are exposed to foreign currency risk. As a result, significant long-term strengthening of the Canadian dollar against the U.S. dollar could adversely affect our profitability. In addition, we use the U.S. dollar as our measurement currency. We translate monetary assets and liabilities into U.S. dollars using the rate of exchange prevailing at our balance sheet date. We record the resulting exchange gains and losses in our statement of operations. As a result, fluctuations in the exchange rate may adversely our financial condition as set out in the financial statements. We do not engage in hedging or other activities to reduce foreign currency risk.

RISKS ASSOCIATED WITH OUR COMMON STOCK

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to apply to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. We have not yet commenced the process of having our common stock quoted on the OTC Bulletin Board. In order for us to have our common stock quoted on the OTC Bulletin Board, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. As a result, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 26.54% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on pages 8 to 14, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (the “SEC”) at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,005,000 shares of common stock which were issued pursuant to several private placement offerings made by us pursuant to Regulation S promulgated under the Securities Act.

The selling stockholders will sell their shares of our common stock at $0.15 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The selling stockholders will sell their shares of our common stock at a price of $0.15 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.15 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus estimated to be a total of $73,035.40, including $40,000 for legal fees, $30,000 for accounting fees and $3,035.40 for various printing, transfer agent, registration fee and other expenses. As at June 15, 2006, we have paid approximately $52,673 of these costs. We intend to pay the remaining costs out of current cash available – as of June 15, 2006 our cash and cash equivalent balance is $25,283.

DILUTION

The common stock to be sold by the selling stockholders is the 2,005,000 shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 2,005,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of June 15, 2006, and the number of shares of common stock covered by this prospectus. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Name of Selling Stockholder and Position, Office or Material Relationship with Surge	Common Shares owned by the Selling Stockholder (2)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
Stephane Bourke	50,000	50,000	Nil	0%
Darcy Dormett	90,000	90,000	Nil	0%
Colin Eaton	50,000	50,000	Nil	0%
Elyza Hartnell	100,000	100,000	Nil	0%
Rosalynne Hartnell	60,000	60,000	Nil	0%
Aitch Johnson	60,000	60,000	Nil	0%
Randy Jorgenson	50,000	50,000	Nil	0%
Warren Kirschner	70,000	70,000	Nil	0%
Christine Larsen	70,000	70,000	Nil	0%
Lindsay LeCorre	40,000	40,000	Nil	0%
Stephanie LeCorre	40,000	40,000	Nil	0%
Morgan Minto	100,000	100,000	Nil	0%
Jason Mooney	50,000	50,000	Nil	0%
Michele Morfit	45,000	45,000	Nil	0%
Jennifer Mutter(3)	70,000	70,000	Nil	0%

Melissa Mutter(4)	70,000	70,000	Nil	0%
Dallin Paul	80,000	80,000	Nil	0%
Kevin Reuschel	50,000	50,000	Nil	0%
Tawnya Ritco	70,000	70,000	Nil	0%
Aaron Robinson	40,000	40,000	Nil	0%
Domenique Rosenblum	40,000	40,000	Nil	0%
Rodney Ruel	40,000	40,000	Nil	0%
Hugh Shlosser	50,000	50,000	Nil	0%
Adam Skulsky	50,000	50,000	Nil	0%
Jade Stranaghan	90,000	90,000	Nil	0%
Morgan Tedder	60,000	60,000	Nil	0%
Leah Terhart	70,000	70,000	Nil	0%
Byron Thompson	60,000	60,000	Nil	0%
Cam-Linh Tran	60,000	60,000	Nil	0%
Mike Verran	80,000	80,000	Nil	0%
Nate Verran	90,000	90,000	Nil	0%
Thomas Yeung	60,000	60,000	Nil	0%
Total:	2,005,000	2,005,000

(1)           Assumes all of the shares of common stock offered are sold. Based on 7,555,000 common shares issued and outstanding on June 15, 2006.

(2)           Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(3)	Jennifer Mutter is the sister of Troy Mutter, our President, Secretary, Treasurer and one of our directors.

(4)	Melissa Mutter is the sister of Troy Mutter, our President, Secretary, Treasurer and one of our directors.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

For their time, effort and attention that they give to the affairs of our company, Troy Mutter receives compensation based upon the amount of business the company generates and currently receives $1,957 per month in compensation; and Frank Hollmann receives no compensation. We sold an aggregate of 5,550,000 shares to these two individuals at $0.002 and $0.005 per share in February and April, 2005.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.15 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation on the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)           block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)           purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of the exchange or quotation system;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions; and
(f)	a combination of any aforementioned methods of sale.
The shares may also be sold in compliance with the SEC's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the SEC. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Pacific Stock Transfer, Suite 240, 500 East Warm Springs Road, Las Vegas, Nevada, 89119, telephone: (702) 361-3303.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Troy Mutter	President, Secretary, Treasurer and Director	34	February 7, 2005
Frank Hollmann	Vice-President and Director	35	April 22, 2005

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

Troy Mutter, President, Secretary, Treasurer and Director

On February 7, 2005, Troy Mutter was appointed as a director, President, Secretary and Treasurer of our company. Mr. Mutter brings over 14 years of Internet marketing and business development experience to Surge Marketing Corp. Mr. Mutter is responsible for generating and managing website development and online marketing business, as well as handling all software sales. While studying English and Marketing at the University of Victoria, in September 1991 he simultaneously began his business career as Marketing Assistant with Nesbitt Burns BMO, a full service investment firm. He worked at Nesbitt Burns BMO part time until January 1994. After finishing school he moved to Vancouver to work on advertising campaigns for companies such as A&W and BC Tel with one of the largest advertising agencies in the world, BBDO. BBDO creates and manages advertising campaigns for large corporations throughout the world. He worked at BBDO from April to August 1996 as Junior Account Executive. In January 1997, he was Sales Manager helping develop a print and online magazine, promotional team and radio program all branded under the name TAXI Communications Inc. TAXI was dedicated to providing current information of music, fashion, technology and events in a modern style for the 18 to 34 year old demographic. He left TAXI in September 1999 as he was recruited by GlobalMedia.com, a streaming media Internet company, as Advertising Manager. GlobalMedia.com provided over 100 radio and television stations with a proprietary Internet streaming solution. GlobalMedia.com generated revenue by selling and managing the advertising space on their client’s websites and radio streams. Mr. Mutter managed the advertising agency relationship with a company called L90 and the advertising department, which consisted of an ad sales team and creative team. He left GlobalMedia.com in February 2001. For the next two years, Mr. Mutter worked on his own as a contractor providing on going promotional services, holding private and public events to help promote companies. Two notable companies he worked with were U-Turn Pictures and Bar None. U-Turn was a start up film company and Bar None is a nightclub. In January 2003, he signed on as the Director of Business Development for www.zenmed.com, a subsidiary of Raging Creations Inc. Zenmed.com is a successful e-commerce website retailing health care and nutritional products. He worked at Raging Creations Inc. until August, 2004. He then became a freelance contractor to develop websites and started working on Surge Marketing, which was incorporated in April, 2005.

Mr. Mutter currently spends approximately 60 hours per week providing services to our company, which represents all of his working hours.

Frank Hollmann, Vice-President and Director

Mr. Hollmann joined our company on April 22, 2005 as Vice-President and a director. Mr. Hollmann has been a successful entrepreneur most of his career, starting while still in high school as an owner of a retail store called Santana Avenue. His store sold clothing and skateboards and was located in Dawson Creek, Canada. In September 1989 to June 1990 Mr. Hollmann attended the Goethe Institute in Schwabisch Hall, Germany for International Studies. In September 1990, Tezukayama Gakuin University in Osaka Japan recruited Mr. Hollmann as the Director for a Japanese exchange school program to oversee their international visit, including hiring instructors, planning the itinerary and coordinating all placements. The following year, September 1991, Mr. Hollmann transferred to the University of Victoria to study Fine Arts. After completing his schooling in July of

1997 he began to fine tune his business management skills, owning his second company, an irrigation company called Quality Vegatation Control in Dawson Creek, Canada. He worked on his own company for two years, until September 1999 when he started landscaping as a contractor. Over the next six years until now, he worked on several private and public contracts. Within that time he briefly worked with Culligan Water from November 2002 until August 2003, as Sales Executive selling purified water contracts. From May 2004 until July 2005 he worked with CMC Design as a landscape contractor and from October 2003 until September 2005 he also worked on a number of films as Production Assistant and Cast Member.

Mr. Hollmann currently spends approximately 10 to 20 hours per week providing services to our company, which represents approximately 40% of his working hours as he also works as a freelance consultant.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Directorships in other Reporting Companies

Troy Mutter was appointed to the board of directors of Micropharma Limited in June 2004. Micropharma is a pharmaceutical company with minimal business operations and revenues. Mr. Mutter acted as a consultant to Micropharma in June 2003 in order to assist Micropharma in constructing its website. Currently, Mr. Mutter’s only current role with Micropharma is in his capacity as director.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.             any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.             any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.             being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.             being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 15, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Troy Mutter #205 – 340 Linden Ave. Victoria, British Columbia V8V 4E9 Canada	4,050,000	53.61%
Frank Hollmann #205 – 805 Cook Street Victoria, British Columbia V8V 3Z1	1,500,000	19.85%
Directors and Officers (as a group)	5,550,000	73.46%
(1)	Based on 7,555,000 shares outstanding as of June 15, 2006.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 75,000,000 shares of common stock with a par value of $0.001. As at June 15, 2006 we had 7,555,000 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Staley, Okada & Partners, Chartered Accountants, in June, 2005 to audit our financial statements for the period ended May 31, 2005. There has been no change in the accountants and no disagreements with Staley, Okada & Partners, Chartered Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The consolidated financial statements of Surge Enterprises, Inc. included in this registration statement have been audited by Staley, Okada & Partners, Chartered Accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we have the power to indemnify, to the greatest allowable extent permitted under the Laws of Nevada, directors, officers, employees or other agents of our company against all damages, expenses and any other amounts actually and reasonably incurred by them in connection with any proceeding arising by reason of the fact that a person is or was a director, officer, employee or other agent of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

Our executive and head office is located at 205-340 Linden Avenue, Victoria, British Columbia, Canada V8V 4E9. The office is provided to us free of charge by Mr. Mutter and is located in his residence. This operating facility functions as our main operating facility. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on February 7, 2005 and commenced business operations on April 13, 2005 with the incorporation of Surge Marketing Corp. Our wholly-owned subsidiary, Surge Marketing Corp., was incorporated in the Province of British Columbia, Canada on April 13, 2005.

Our Current Business

Through our subsidiary Surge Marketing Corp, incorporated in British Columbia, Canada, we sell a software product called LinkSurge and provide website development and online marketing services.

LinkSurge is a software application that can assist webmasters boost their website rankings in the search engines. LinkSurge is available for download from www.surgemark.com for a free 30 day demo of the software. Once the 30 days have expired, the software must be registered with one of our licensing options in order to function. There are four licensing options which vary according to the extent the licensee wishes to use the software. The LinkSurge software was made available for download and sale at www.surgemark.com commencing on July 27, 2005. Marketing of the software also commenced at that time. The free download version is a fully functioning version of the software that expires after 30 days. In addition to a license to use the software, license holders receive free installation support via e-mail which is currently provided by our President, Secretary, Treasurer and director, Troy Mutter. All of the software licenses are available for purchase through our website, www.surgemark.com.

In addition to selling software, Surge Marketing also offers website development and online marketing services. We provide html and flash website development and Internet marketing. Internet marketing includes search engine optimization (SEO), website submission to search engines and online advertising campaign management. Search engine optimization is a process of organizing the layout, text, internal links (the links from one page to another within a site) and the code describing the site (called meta tags, title tags and description tags) within a website. The result of this optimization can increase its rankings in search engines for specific search terms that the client has chosen for their site. Troy Mutter, our President, Secretary, Treasurer and director, provides all the business development including sales, consulting, and conceptual design for websites, copy writing, project management and online marketing services.

Current and Anticipated Sources of Revenue

We currently have three main revenue sources which have all produced revenue. These consist of software license sales from our flagship software product LinkSurge, website development and online marketing services. Up to June 15, 2006, we have had $19,757 in software sales, and approximately $54,440 in revenue from consulting fees derived from website development and Internet marketing services.

Our website development and Internet marketing services revenue is derived from clients sourced by our President, Secretary, Treasurer and director, Troy Mutter. We provide clients with end to end website development. We also provide Internet marketing services including search engine optimization that can assist clients in ranking higher in the search engines. Finally, we also provide campaign management for Internet advertising which includes day to day campaign maintenance and assistance in ad buying decisions.

Website Development

We develop customized html and flash websites for clients. For each project, we first consult with the client to determine their business needs. We then provide initial mockups of the design, a site map and project timeline to complete the site. The cost and time it takes to develop each site is determined by the size, design intricacy and technical functionality.

Online Marketing

We provide clients with online marketing services which include website optimization and advertising campaign management. To optimize a website, we first consult with the client to determine the keywords that best describes their business. We then go through each page of the site and make sure the list of terms are strategically placed throughout the page including the meta tags, title tags and textual content. We also make sure that each page is properly linked to the other pages within the site. Both of these techniques are effective for website optimization and can help the site achieve higher positioning on search engines for searches with the targeted keyword terms. We also manage advertising campaigns for our clients which includes analyzing a clients campaigns and proposing improvements. This involves long term improvements and also monitoring the campaigns on a daily basis and tweaking as necessary. The cost and time associated with this service is determined by the dollar amount of the ad budget and the number of ad campaigns a client has.

Software Sales

LinkSurge is a software application that can help a client boost their website rankings in the Internet search engines. This is done by providing a set of tools to simplify the management of reciprocal link exchanges between the client’s website and other websites. The LinkSurge software eases the process of exchanging links with other websites by assisting the user to find link partners, create a link directory and monitor link exchanges. By using the software, the client can more efficiently manage this process and thereby may increase the number of link exchanges between the client's website and other websites.

The software includes an installer which sets up the application on a user’s computer with minimal computer expertise required. Once installed, the software can be run by clicking on a shortcut on the users desktop. To begin using the software, a client adds a project. For each website that a client is running a reciprocal link program, the client would have a corresponding project. Once the client has added a project, the client can begin to add links to it. These are links to websites that will be included in the client’s link directory that the client thinks would be beneficial to visitors of the client’s website and that have a good possibility to reciprocate (link back) to the client’s website. A potential link partner which a client could approach for a mutual link exchange could be any company, organization or individual with a website. Potential link partners can be found by using the “Find Link Partner” feature in the software. This feature allows the user to search the internet through various means, including a search on Google using various keywords, and find websites which may be relevant to the client’s website. The client can then import a list of selected websites, including pertinent information about the sites such as site name, description and e-mail address.

We do not have an agreement with Google to incorporate a Google search into the Find Link Partner feature and automated queries are contrary to Google’s terms of use for personal use. However, Google has an Application Program Interface that allows automated querying for up to 1,000 searches per day provided a person registers with Google and obtains a license key. Commercial users also have to register with Google and obtain a license key for automated searches. Previous versions of our software did not require the user to enter the Google license key prior to conducting automated searches under the Find Link Partner feature. In early May, 2006 we completed an upgrade to our software so that users must enter a valid Google license key prior to using the Find Link Partner feature. Users will not be allowed to proceed with the Find Link Partner feature unless the Google license key for automated searches is entered. The LinkSurge software checks the character length of the license key entered to ensure it has the correct number of characters. Once the license key has the correct number of characters, the software submits the license key to Google and Google determines the validity of the key. If the license key is invalid the search fails and the user is notified via a dialog box that the license key is invalid and that a valid license key needs to entered. Google does not charge a fee for registering for automated searches. We believe that 1,000 queries per day, as limited by Google, will be more than enough to allow the effective use of our software (based upon our ongoing testing of the software functionality) and our updated software informs users of this limit. The requirement to register with Google may affect the marketability of our software and the fact that past versions of our software did not require the user to register with Google prior to conducting automated searches on Google may expose us to liability to Google and/or to users of our LinkSurge software. We do not anticipate any pricing effect on our software as a result of the requirement to obtain permission from Google for automated searches.

Once the client has added the client’s links, the client can build a link directory that can be customized with the look and feel of the client’s website or it can use the default templates included in the software. After building the client’s link directory, the software can automatically upload the html files to the client’s web directory using file transfer protocol (FTP). Once the client has uploaded the web files and the client’s link directory is visible on the client’s website, the next step is to email link requests to webmasters who the client has linked to in the client’s web directory. The software can periodically check to see if the webmasters link back to the client’s website and if they don’t within a period of time, automatically remove the link from the client’s link directory. Repeating this process with many websites increases the potential number of websites that link to the client’s website. The automated verification and removal procedure and the software platform allows the user to manage more links than could be done manually without the software. By doing this, the software allows a website operator to set up and monitor large scale link exchanges in less time and with less effort. The automated verification function of the software also allows a website operator to ensure that links are maintained when websites are updated or redesigned.

We recently completed a second version of the LinkSurge software on January 4, 2006. The primary enhancements in the second version of the software consisted of adding step by step tutorials on how to use the software, simplified and improved website integration and enhanced link partner discovery tools to find new link trading partners. The second version is designed to simplify the use of the software and the day to day overhead required in managing a link exchange program. We completed an update of the second version of the LinkSurge software on May 1, 2006 in order to require users to register with Google for automated searches prior to using the Find Link Partner feature of our software.

There is no guarantee that websites will link back to a client’s website. We do not have any affiliations or relationships with link partners and cannot guarantee how many partners will link back to a client’s website. However, the LinkSurge software will enable a website operator to contact more websites and manage more link exchanges, thus increasing the number of websites it can approach for reciprocal link exchanges.

Search engines do not have any prohibitions using this type of software as it is a mutual link exchange between two websites. However, search engines have algorithms that count the number of relevant links to a website which could counter the effect of increasing the number of links to a website. If a link is not deemed as relevant by the search engine algorithm, in most cases it is discounted. Each search engine works differently in how it calculates the relevant links. Therefore, increasing the number of links between a client’s website and other websites may not necessarily increase the client’s website ranking in a particular search engine.

LinkSurge serves two primary markets: webmasters and SEO (Search Engine Optimization) firms. We believe webmasters represent a significant target market of potential clients, varying from small business owners, web developers, and a variety of other people that manage the day to day operations of a website. Search optimization firms are businesses that optimize websites to improve their search engine ranking to increase qualified traffic.

There are four licensing options for LinkSurge: Personal, Business, SEO, and Resale. The personal license is $99 and allows the customer to manage a single project (website) with the application. The Business license costs $249 and allows an unlimited number of projects on a single computer for $249. The SEO license permits an unlimited number of projects on an unlimited number of computers within a single organization for $999. The Resale license allows a company to redistribute, on a royalty basis, a branded copy of LinkSurge. The royalties will be individually negotiated on a volume basis of expected sales ranging from 40-70% of the license cost. All licenses are one-time license fees which include free support and upgrades for 12 months. After twelve months, upgrades will be available at approximately 50% of the original license fee. A project is defined as an unlimited number of links for one website. Licensing terms are managed with serial numbers that are entered into the software. By default, the software operates in demo mode when no serial is entered. This allows the user to enter one project into the software. Additional projects require a license key to be entered depending on the licensing option desired. Other than the licensing built into the software, Surge Marketing does not plan to monitor the usage of the software. Up until June 15, 2006, Surge Marketing Corp. has sold 34 Business Licenses for $249.00 each, 8 Personal Licenses for $99.00 each and 1 SEO license for $999.00. Up until June 15, 2006 approximately 395 downloads of the LinkSurge software have occurred.

We use www.share-it.com (“Share-it”), an e-commerce provider, to handle the e-commerce portion of the software sales. Share-it handles the credit card transactions and also delivers the software to the purchaser via e-mail instantly after purchase. In return for their services, Share-It receives a commission calculated according to the following formula: $2.95 plus 5% of the gross product price. Share-it charges the customer’s credit-card upon purchase and transfers the payments, less Share-it’s commission, to the Company via bank wire transfer on the 15th of the following month. The Share-it agreement was entered into on July 28, 2005 and continues until terminated. The Share-it agreement can be terminated without penalty by either party at any time.

We previously entered into an agreement on August 12, 2005 with Textlinkbrokers.com, a brokerage between companies that sell text link space and companies who buy space to place test links that direct website traffic back to their website. We also previously entered into an agreement on August 24, 2005 with Submitplus.com as a retailer for their search engine optimization services. We have terminated both of these agreements without penalty in order to focus our business on software sales and consulting services. Since we did not generate any revenue from these agreements nor did we expect any significant revenue from these agreements, we do not believe that the cancellation of these agreements will have any impact on our business.

Sales and Marketing

For website development and online marketing business we currently earn service contracts from referrals and through clients sourced by our President. We are currently marketing our LinkSurge software through our website and free search engine listings. We plan to increase the marketing effort of our site through various methods, including pay per click advertising on search engines, advertising on niche portal sites that include directories of software designed for webmasters, and a reciprocal link exchange program in order to boost our site’s rankings in the search engines. See “Plan of Operations”.

Our website has been accepted for registration on the free search engine listings of all major search engines, including Yahoo, Google, MSN and AOL Search. Most other search engines automatically detect and register new websites through a method called “spidering”.

Preferred Service Providers

To date we have verbal agreements with 2 preferred service providers to provide web development, software programming and online marketing services. These preferred service providers are independent third parties that have no affiliation with our directors and officers. When we secure a website development or online marketing project, we often outsource portions of the work to these service providers. The amount and nature of the work we outsource is dependant on our work load at the time of the contract and the technical complexity of the work required. The service providers’ fees, plus a markup, which varies on a contract by contract basis, is built into any bids we make.

Our preferred service providers are Findlay Creative, a website design company and Infectious Communications Inc. a website development, software programming and online marketing company. Technical services include the coding of HTML and Flash to develop a website, search engine optimization of a website, website submissions to search engines such as Yahoo, MSN, DMOZ, and developing software. Our relationships with our preferred service providers consist of verbal agreements whereby they provide us quotes for work and payment terms on a job by job basis. We are under no obligation to accept these quotes or use their services.

On behalf of the company, Troy Mutter entered into a verbal agreement with Findlay Creative to build the website for Surge Marketing for $1,200 in January 2005. We entered into a verbal agreement with Infectious to build the www.westcaicosreserve.com website in May 2005 for our client Logwood Development Co. Ltd. Infectious also optimized the website for better search engine positioning and submitted the site to a number of major search engines. We paid Infectious a total of $5,090 for their work on the website and their online marketing services which included search engine optimization and website submissions. We also signed an agreement with Infectious to develop the second version of LinkSurge in consideration of $15,000. Infectious commenced development of an enhanced version of our software in September, 2005 and completed the enhanced version on January 4, 2006. Final payment to Infectious for the second version of our software was made on March 7, 2006.

Despite the use of our preferred service providers, Surge Marketing will assume full legal responsibility to its customers for our product and services.

Technology

LinkSurge is a desktop application written in C#, a Microsoft technology included as part of .NET development platform. It runs on Windows based operating systems including Windows 2000, 2003, and XP.

We host our website with the hosting company hostdepartment.com of Wilmington Delaware. They provide all website, email and database hosting services required for our online presence. The hosting services cost approximately $100 for one year of hosting. Website hosting is an easily obtained commodity and should we choose not to renew our contract with hostdepartment.com, we would easily be able to obtain services from an alternate vendor at a similar price.

Competition

Although there is significant competition in website development and online marketing, there is also a large market for these services. The web development and online marketing business is global in scope, both in terms of market and competitors. Both services can be outsourced to contractors around the world. Our competitors are too many to list and range in size from home based businesses to large corporations. Many of our competitors are better established and have far greater financial and personnel resources. Our market penetration is relatively low at this point, given the limited number of sites we have constructed and marketing agreements we have in place. The main competitors for our LinkSurge software are Arelis, Link Automate, Auto Links Pro, Link Exchanged and Link Machine.

Competition Pricing Comparison

The following table sets out pricing comparisons for products that currently compete with LinkSurge. The information in the table is current as of June 14, 2006:

Product Name	Product Type	Licensing Fees
Automate Link Exchange www.linkautomate.com	Reciprocal link exchange management software	$120.00 per single website $145.00 per single website + installation
AutoLinksPro www.autolinkspro.com	Reciprocal link exchange management software	$69.97 for single website $99.97 per single website + installation
LinkMachine Premium www.linkmachine.net	Reciprocal link exchange management software	Free for basic version single website $89.95 for premium version for single website
LinksManager www.linksmanager.com	Reciprocal link exchange management service	$19.95 - $49.95 per month for single website
Arelis 4 www.axandra.com	Reciprocal link exchange management software	$99.95 for single websites $299.95 for unlimited websites
Surge Marketing www.surgemark.com	Reciprocal link exchange management software

$99.00 for a single project license
$249.00 for an unlimited project license running on a single machine
$999.95 for unlimited projects within a single organization
$3000 for royalty based resale license

Employees

Our employees include our President, Secretary, Treasurer and director, Troy Mutter, and our Vice-President and director, Mr. Frank Hollmann and a salesperson. Troy Mutter provides all corporate administration, business development and research services. He also provides the 75% of the website maintenance and development, and support services. The remaining amount is provided by Frank Hollmann. Our salesperson works from home approximately 30 hours per week sourcing clients for two of our three main revenue streams, software sales and online marketing services.

Research and Development

To date, we have spent approximately 525 hours on development of our LinkSurge software since April, 2005. No research and development was performed before this date. The hours include 150 hours spent by Troy Mutter, 200 hours by the RentACoder developers (see “Intellectual Property” below) and 175 hours by Infectious Communications. We have spent a total amount of $7,385 on research and development to date, consisting of

$1,500 spent on the development of the first version of the LinkSurge software by the RentACoder developers and $16,050 spent on the development of the second version of the LinkSurge software by Infectious Communications.

We spent $1,500 to design and implement our website. We expect the useful life of the website to be three years.

Intellectual Property

The first version of the LinkSurge software was created by a software team in Ukraine led by Mike Chaliy. A bid request was posted on www.rentacoder.com and the Ukrainian team was selected to develop the software based on price and demonstration of programming knowledge. We forwarded payment for the development of the software to the operators of www.rentacoder.com who held the payment in escrow until the software was developed according to our specifications. Payment for the software was $1,500. The software was developed from April 13, 2005 to July 24, 2005. The second version of our software was contracted to Infectious Communications for consideration of $15,000, plus 7% in taxes, for a total of $16,050. The second version was completed in January 2006.

As we have outsourced the development of our software product to outside companies, there is risk that the software may violate intellectual property rights of competitors or other entities. We have mitigated this risk as much as possible by using RentACoder which prohibits copyright and intellectual property rights infringements by developers as part of its terms and conditions and selecting a developer on RentACoder that has a high ranking based on feedback from previous development projects. Infectious Communications has provided verbal assurance that, to the best of their knowledge, the code developed for the second version of the LinkSurge software does not violate any intellectual property rights of any other parties. We are not aware of any violations of the intellectual property rights of other parties in connection with the development of the LinkSurge software.

We own the domain name “www.surgemark.com”. Our software includes a statement of copyright and a standard license agreement. The rights to all of our products are held directly by our operating subsidiary, Surge Marketing Corp.

We are not aware that our services or proprietary rights infringe the proprietary rights of third parties. However, from time to time, we may receive notices from third parties asserting that we have infringed their trademarks, copyrights or other intellectual property rights. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time-consuming, result in costly litigation, cause service stoppages or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others, or require us to cease the marketing or use of our website, any of which could have a material adverse effect on our business, operating results and financial condition.

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes that appear elsewhere in this registration statement. Our audited consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled “Risk Factors” beginning on page 7 of this registration statement.

Results of Operations

Period from February 7, 2005 (date of inception) to May 31, 2005

The period covered by our audited financial statements is from the incorporation date of Surge Enterprises, Inc. to May 31, 2005 during which we had minimal operations and generated minimal revenue. On April 13, 2005 we incorporated our sole subsidiary and operating entity, Surge Marketing Corp., a British Columbia company. For the period ending May 31, 2005, we generated $817 in revenue. This revenue consisted of consulting fees paid to us by clients for whom we provide website development and online marketing services. For this period our operating expenses totalled $12,894, the majority of which was spent on auditing and accounting fees and software development expenses. These expenses also included the organizational costs for incorporating our company as well as our subsidiary.

As noted, total expenses for the period were $12,894. Out of these total expenses, $6,528 were subcontracting expenses, of which $2,878 were payable to our President, $1,200 was paid to RentACoder.com for software development, and the remaining $2,450 were payable to our subcontractor Infectious Communications Inc. for the development of the www.westcaicosreserve.com site for Logwood Development Co, Ltd. Professional fees were $5,598 represented by fees paid to auditors and accountants. Advertising expense was nil, amortization was nil and office, rent and general expenses were $768.

Liquidity and Capital Resources
For the period ended May 31, 2005, net cash used in operating activities was $57.
At May 31, 2005, we had $37,603 in our bank account and $264 in accounts receivable.

Net cash provided by financing activities for the period ended May 31, 2005 was $37,625. This consisted of sales of 5,550,000 shares of our common stock to our two directors at $0.002 and $0.005 per share and sales of 2,005,000 shares of our common stock to investors at $0.005 per share.

Nine month Period Ended February 28, 2006 (unaudited)

During the nine month period ended February 28, 2006, we generated total revenues of $39,955, of which $23,970 consisted of consulting revenue and $15,985 consisted of software sales.

Total expenses for the nine month period ended February 28, 2006 were $93,484. For the nine month period ended February 28, 2006 we incurred $14,961 in subcontracting expenses, of which $12,511 were payable to our President and the remaining $2,450 were payable to our subcontractor Infectious Communications Inc. for the development of the www.westcaicosreserve.com site for Logwood Development Co, Ltd. Software development expenses for the second version of our LinkSurge software were $15,300, of which $15,000 was payable to our subcontractor Infectious Communications Inc. and $300 was payable to RentACoder. Professional fees were $56,918 represented by fees paid to auditors, accountants and lawyers. Advertising expense was $3,000, amortization was $630 and office, rent and general expenses were $1,175. Website development expenses were $1,500.

Liquidity and Capital Resources

For the nine month period ended February 28, 2006, net cash from operating activities decreased by $25,828.

At February 28, 2006, we had $21,355 in our bank account and $574 in accounts receivable.

Capital Expenses and Sources of Funds

Presently, our revenue is not sufficient to meet our operating and capital expenses. We have incurred operating losses since inception, and this is likely to continue into the year ended May 31, 2006. Our cash on hand as at February 28, 2006 was $21,355.

In order to provide needed funding to our company, on January 13, 2006 Troy Mutter, our President, Secretary, Treasurer and director loaned our company $20,000. The loan is repayable on demand after 12 months and does not bear interest.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited annual financial statements for the period ended May 31, 2005, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Software Sales and Website and Online Marketing Revenue

We recently began selling our LinkSurge software through our website at www.surgemark.com. The software became officially available for download on July 27, 2005.

Website development and online marketing represented approximately two-thirds of our revenue to date while software sales represented the approximate remaining third of the revenue.

Promotion

We currently promote our website on the Internet through search engines and link exchanges. For website development and online marketing business we currently earn service contracts from referrals and through clients sourced by our President.

Research and Development

We spent $1,500 to design and implement our website.

Development of the first version of Link Surge took place from April, 2005 until July 2005 with approximately 300 hours spent by the Ukrainian team lead by Mike Chaliy who is the developer whose bid we accepted through rentacoder.com.

Infectious Communications developed an enhanced version of the LinkSurge software for us from September, 2005 through to January, 2006. The second version of our LinkSurge software was completed on January 4, 2006. The software development services were provided pursuant to an agreement entered between ourselves and Infectious entered into on August 30, 2005 for consideration of $15,000, plus 7% taxes, for a total of $16,050. We paid Infectious $1,500 on October 1, 2005, $4,385 on November 8, 2005 and $10,165 on March 7, 2006.

Other Expenses

We also incurred expenses unrelated to the website operations including legal expenses relating to the preparation of this registration statement. We expect to incur a total of $40,000 in legal expenses related to the preparation and filing of this registration statement. We have paid $32,605 of these expenses as of June 15, 2006. After the effectiveness of this registration statement, we expect our ongoing legal expenses to be significantly reduced, averaging less than $500 per month.

Purchase or Sale of Equipment

On August 1, 2005 we acquired approximately $7,000 in computers and office equipment from our President, Secretary, Treasurer and director, Troy Mutter.

Personnel

As of June 15, 2006, our employees include our President, Secretary and Treasurer, Troy Mutter and Vice-President, Frank Hollmann. Mr. Mutter and Mr. Hollmann handle all of the responsibilities in the area of corporate administration, business development and research. In addition, our president also provides us with capital raising services. Our salesperson assists us in sourcing clients in the areas of software sales and online market services.

Recent Accounting Pronouncements

FIN No. 46

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. (FIN) 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51.” FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after 31 January 2003. For variable interest entities created or acquired prior to 1 February 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after 15 June 2003. However, in December 2003, the FASB published a revision to FIN 46 to clarify some of the provisions of FIN 46, and to exempt certain entities from its requirements. Under the new guidance, there are new effective dates for companies that have interests in structures that are commonly referred to as special-purpose entities. The rules are effective in financial statements for periods ending after 15 March 2004. The adoption did not have any impact on the Company’s financial statements.

SFAS No. 149

In April 2004, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The new guidance amends SFAS No. 133 for decisions made as part of the Derivatives Implementation Group (“DIG”) process that effectively required amendments to SFAS No. 133, and decisions made in connection with other FASB projects dealing with financial instruments and in connection with implementation issues raised in relation to the application of the definition of a derivative and characteristics of a derivative that contains financing components. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after 30 June 2003 and for hedging relationships designated after 30 June 2003. The Company adopted SFAS 149 with no material impact on its financial statements.

SFAS No. 150

In May 2003, the FASB issued SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS No. 150 is effective for all financial instruments created or modified after 31 May 2003 and otherwise is effective at the beginning of the first interim period beginning after 15 June 2003. The Company adopted SFAS 150 with no material impact on its financial statements.

SFAS No. 123R

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after 15 June 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after 15 December 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

SFAS No. 151

In November 2004, the FASB also issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4”. This standard is effective for the fiscal years beginning after 15 June 2005, therefore the Company will adopt it on 1 April 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

SFAS No. 153

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets – An amendment of APB 29”. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after 15 June 2005.

Application Of Critical Accounting Policies

Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Going Concern

The audited consolidated financial statements included with this prospectus have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the financial statements.

Revenue Recognition

Revenues are recognized when all of the following criteria have been met for Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition in Financial Statements”: persuasive evidence for an agreement exists; delivery has occurred; the fee is fixed or determinable; and collectibility is reasonably assured. Revenue consists of software sales, internet marketing and consulting fees performed by the Company.

PLAN OF OPERATIONS

The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled “Risk Factors” beginning on page 7 of this registration statement.

Future Operations

Our primary objective for the next twelve months ending June 15, 2007 will be to increase sales of our software, LinkSurge. We further intend to develop LinkSurge by improving its functionality in order to make it more effective as a search engine optimization tool.

Goals

We have the following goals for the next twelve months ending June 15, 2007:

•

Improve Software Functionality and Effectiveness. We intend to continue to develop our software. As LinkSurge is our flagship product, it is important that we continue to make improvements on its functionality and effectiveness to be competitive in the market. Although the software is useful and selling ($19,757 in sales as of June 15, 2006), the software industry is continuously changing and growing. In order to stay competitive, we need to continually improve the software to compete with similar products in the market. Our goal is to further improve LinkSurge’s functionality and effectiveness over the next 12 months.

•

Increased Promotion of Software. We must decrease our reliance on online marketing and web site contracts and increase revenues from software sales. Although we have earned revenue with online marketing and web site contracts to date, it is important that we remain focused on our software product. Through the initial stages of our company’s development, we were able to utilize the expertise of our management in the areas of marketing and web development consulting to increase revenue. As our software sales increase, we feel it will be important to decrease time spent on consulting and more effort promotion our software as it is a more scaleable revenue source. For the nine months ended February 28, 2006, software sales represented approximately 40% of our total sales. Our goal will be for the period ended June 15, 2007 to increase software sales to 50% of total sales.

A more detailed discussion of various aspects of the goals discussed above are set out below after the following discussion of Milestones.

Milestones

The following is a chronological itemization of the milestones we hope to achieve over the next 12 months ending June 15, 2007. We are currently in the first month of the 12 month milestones listed below.

Months 1-2 Consulting, Software Upgrades, Promotion

During the first 2 months we will continue to focus on the consulting aspect of our business, which still generates the bulk of our revenue. Troy Mutter will be working on promotion of our consulting services, free search engine submission and link exchanges. This will not cost us anything above his salary. We do not intend to expand the scope of our consulting services but will continue to offer these services once our software has been expanded.

Months 3-6 Paid Internet Advertising

We expect to spend approximately $1,300 in paid internet advertising and registration in the Yahoo directory. Research on where to spend our advertising budget and management of any CPC campaigns will be performed by our President, Secretary, Treasurer and director, Troy Mutter, and will not cost us anything above his monthly salary.

Months 7-9 Feedback and Competitive Research

In preparation for improving LinkSurge, we intend to focus on user feedback and competitive research to aid us in developing elements of our next version of the software. We will solicit user feedback by e-mailing our customers. Competitive research will involve examining similar software packages in the industry to determine competitive features that could add value to our software product. Feedback and competitive research will be performed by our President, Secretary, Treasurer and director, Troy Mutter, and will not cost us anything above his monthly salary.

Months 10-12 New design elements Improving Current Version

We will continue to test our software and solicit feedback from our current users to work out any bugs in the software. We expect to spend between $5,000 and $7,000 with Infectious Communications on bug fixes and software improvement.

Improve Software Functionality and Effectiveness

The first version of our software, LinkSurge, was developed by a Ukrainian team from April to July, 2005 and cost $1,500. This initial version was effective in helping web sites manage their reciprocal link program and we were able to sell a number of copies of this version. We have since developed a second version of LinkSurge. This improved version is designed to simplify the use of the software and the day to day overhead required to manage a link exchange program. We contracted a Vancouver company, Infectious Communications Inc., to develop LinkSurge 2.0 for the consideration of $15,000, plus 7% taxes, for a total of $16,050. They began development in September, 2005 and completed in January 2006. This most recent version of LinkSurge includes the following improvements: find link partners wizard, improved documentation and enhanced link editing capabilities.

•	The find link partner feature allows the user go step by step through a wizard to search the Internet using keywords and find link partners to exchange links with.

•	Documentation was improved with tooltips describing each field and option in the software.
•	The link editing capabilities were improved by optimizing the display of link information as well as allowing link categories and statuses to be edited.

Our intention is to further improve LinkSurge’s functionality and effectiveness over the next 12 months. We will contract Infectious Communications on an as-needed basis over the next year and expect to spend a further $5,000 making any required bug fixes and undetermined enhancements to the software. These enhancements will be determined based on user feedback and internal testing of the software. User feedback will be conducted using e-mail solicitations from us to our customers. Internal testing will be performed by testing every feature and functionality of the software to ensure proper behavior and searching for bugs. Testing will also occur through regular use of the software establishing link exchanges with our web site. We expect to begin development in February 2007 and to complete development by June 2007. This version of our LinkSurge software is expected to be competitive for one year before another upgrade will be required.

Increased Promotion of Software

We currently sell our software exclusively on our web site at www.surgemark.com. In order to increase software sales, we need to increase traffic to our web site. To date, our promotional efforts include site submission to major search engines and optimizing our site for search engine searches that are relevant to our software. Over the next twelve months, we hope to increase traffic and customers to our site by increasing promotion. Promotional initiatives we are evaluating are as follows.

Paid Internet Advertising

We are currently evaluating “Cost per Click” (CPC) text advertising campaigns with Overture and Google. Overture feeds text ads into five major search engines (AltaVista, Yahoo, CNN, MSN and Infospace). CPC campaigns allow us to bid on top positions for specific search terms, so that we can gain exposure to potential customers who are looking for optimization software. Each day we can monitor our progress, including number of times our text ad was viewed, how many times it was clicked on, and the location of each click. This information can be used to determine the effectiveness of our campaign. The reporting systems that both Google and Overture offer are very detailed and timely and can provide and effective measurement tool to determine what campaigns are working. Should we proceed with these campaigns, our ads will be seen on Google and other major search engines for keyword searches that relate to our software. Overture and Google AdWords are the two largest ad agencies for search engine advertising. They both have an automated advertising management system that allows us to choose the search terms we want our ads to show up on and the price we want to pay when someone clicks on our ad. The price is based on a bidding system; if we pay more than another company for a given search term, our ad will get higher positioning. This can be an effective way of delivering targeted traffic to our web site. We have spent the first half of the 2006 calendar year focussing efforts on our marketing methods that do not involve expenditures. We expect to spend approximately $1,000 on CPC advertising in the second half of the 2006 calendar year. This may be increased or decreased depending on the success of lack thereof of these campaigns and the conversion of visitors into software purchasers.

As well, we recently submitted our site for registration on the Yahoo directory for $299 (we have already been listed on the free search engine listings for Yahoo and other search engines but we hope the additional listing in the Yahoo directory will result in more site visits).

Further Web Site Optimization

We intend to look to increase free traffic from search engines to our web site. We have determined the most efficient way to do this is with web site optimization. We assess our current site optimization status on an ongoing basis and look for ways to improve on it. Although we have already optimized our web site for search engines, it is an ongoing effort to gain higher search engine positioning for relevant keyword searches. We also investigate other search engines and web sites to submit our site to for free on an ongoing basis. By optimizing the content on each web page of our site, search engines may perceive the site as more relevant to search terms specific to our software. In conjunction with web site optimization, we will continue to manage a reciprocal link program using the LinkSurge software and increase the number of link partners we exchange links with. By increasing the number of sites that link to our web site, it can also improve our search engine rankings as these links generally serve as a vote to a web site’s popularity.

Optimization of our web site is an ongoing, month to month initiative. We expect to spend approximately 10 hours per month on this. The work will be completed by our President, Secretary, Treasurer and director, Troy Mutter.

Further Search Engine Free Submissions

We have submitted our site to a number of free search engines and many search engines have indexed our site automatically. We have recently submitted our site for listing on DMOZ, one of the largest directories of web sites on the Internet. DMOZ does not charge a fee for this listing.

Listings on Software Download Sites

We have listed our software and web site on Download.com on August 2005. Download.com is one of the most popular software downloading sites on the Internet. We are currently listed on their site as a free listing and are evaluating further advertising with Download.com in the form of a paid listing to increase exposure to our software. We are also considering advertising on other software download sites such as tucows.com, freetrialsoft.com and filetransit.com.

We plan to get listed on other software download sites such as tucows.com, freetrialsoft.com and filetransit.com. We commenced this process in April 2006 and plan to have obtained listings by July 2006. Listings on these sites are free.

Referral Program

We have a referral program which offers a referral fee of 20% of the license fee on all sales of our LinkSurge software to parties who have registered for our program and have referred customers to our product. We are operating this program through www.share-it.com, which manages this as an opt-in service at no additional charge. Share-it manages the signup, support and payment of the participants. Share-it does not charge any fee for this service but makes a commission on the sale of the software as described above – see “Description of Business - Current and Anticipated Sources of Revenue – Software Sales”. Referral program participants simply put a tracking link on their website that directs customers to our site. Every time someone sends us a customer (who purchases our software) we pay the participant that has referred the customer to us a referral fee of 20% of the license fee. The arrangement with Share-it was entered into on July 28, 2005 and can be terminated at any time by either party. No revenue has been generated to date through this program.

We plan to increase exposure to our referral program by adding a section to our web site dedicated to marketing our referral program and signing up new participants. We began development of this in April 2006 and plan to have it completed by July 2006. The work will be done by Troy Mutter and is expected to take approximately 40 hours of his time.

Direct Marketing

We intend to contact companies directly who we feel could use our software. Besides our paid advertising initiative, we feel there is opportunity to sell our software directly to companies. We will research companies that offer online marketing and search engine optimization services and present them with the benefits of LinkSurge. As we believe LinkSurge is a valuable tool for search engine optimization, we hope that companies will purchase LinkSurge for their direct use or for resale to their clients. We will begin contacting companies directly in July of 2006 on an ongoing basis. Troy Mutter will be conducting this sales effort and is expected to dedicate 15 hours a month to this endeavor.

Capital Expenses and Sources of Funds

Management projects that we will require additional funding to expand our current operations. We may seek to raise additional funds in the future through further issuances of common stock to investors and/or through debt. At this time, management does not have any plans to raise further funds from any party. Management projects that we may require an additional $63,862 to $103,000 to fund our ongoing operating expenditures, working capital requirements for the twelve month period ended June 15, 2007, broken down as follows:

Estimated Funding Required During the Twelve Month Period Ended June 15, 2007
Operating expenditures	Minimum	Maximum
Marketing	$2,500	$5,000
General and Administrative	$30,000	$40,000
Website development costs	$1,000	$3,000
Software development costs	$5,000	$7,000
Offering Expenses	$20,362	$28,000
Working capital	$5,000	$20,000
Total	$63,862	$103,000

Our cash on hand as at June 15, 2006 was $19,982 and CDN $5,890 (US $5,301) for a total of $25,283 in cash and cash equivalents. We have paid approximately $52,673 of the estimated $73,035 in offering costs and we are obligated to pay the remaining offering costs estimated to be approximately $20,362 out of available cash. After the payment of the estimated $20,362 in remaining offering costs, we would have $4,921 in remaining available cash. Although we hope to continue to achieve revenues as well as to increase our revenues we cannot predict with any certainty what, if any, our revenues will be over the next twelve month period. Therefore, to estimate how long we can satisfy our cash requirements over the next twelve months, we can only rely with certainty upon the remaining $4,921 we would have in cash after paying our anticipated remaining offering expenses. After the payment of offering expenses, we anticipate the remaining expenses would be incurred relatively consistently over the next twelve months. Therefore, if our operations incur the minimum estimated expenses, the monthly expenses (“burn rate”) after payment of offering costs would be ($63,862-$20,362)/12 or $3,625 per month. At this burn rate, we expect our cash to satisfy our requirements for the next 1.35 months. If our operations incur the maximum estimated expenses, the burn rate after payment of offering costs would be ($103,000-$28,000)/12 or $6,250 per month. At this burn rate, we expect our cash to satisfy our requirements for less than one month. In either scenario, current funds will not satisfy our minimum cash requirements for the period ended June 15, 2007. Therefore, to the extent we do not achieve sufficient revenues to cover the shortfall, we will need to raise additional funds. To the extent necessary to satisfy our cash requirements for the next 12 months, we hope to raise additional funds through loans or issuance of equity. We do not currently have any immediate plans to issue equity or borrow funds and there can be no assurances that we will be able to identify sources of additional funds should we need them to satisfy our cash requirements over the next 12 months.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our website and software, the continuing successful development of our website, and, finally, achieving a profitable level of operations. We may at times try to raise additional capital through the private placement of our securities, through shareholder loans and/or through commercial loans. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations. We do not currently have any plans to merge with another company, and we have not entered into any agreements or understandings for any such merger.

Research and Development

We plan to do one major update per year to keep the software current. These updates are not required by our licenses and are entirely at our own discretion as to timing and frequency. We anticipate another 200 hours of research and development in the next year on software development to fix any bugs and complete a third version of the software. We expect that 50 hours of this research and development over the next twelve months will be conducted by Infectious Communications at the cost of approximately $5,000. We expect to do other 100 hours of research and development ourselves. The work will be completed by our President, Secretary, Treasurer and director, Troy Mutter.

Purchase or Sale of Equipment

We do not anticipate that we will expend any significant amount on equipment for our present or future operations. We may purchase computer hardware and software for our ongoing operations.

Personnel

As of June 15, 2006, our employees include our President, Secretary and Treasurer, Troy Mutter and Vice-president, Frank Hollmann. They handle all of the responsibilities in the area of corporate administration, sales, consulting and business development. We have no other employees. In the twelve months ending June 15, 2007, we do not plan on adding any other employees. Currently the only employee being paid is Troy Mutter, who receives $1,957 per month for his work. We may choose to compensate our employees with consideration other than cash, such as shares of our common stock or option to purchase shares of our common stock.

If our sales and marketing program is successful in selling software, we may be required to hire new personnel to improve, implement and administer our operational, management, financial and accounting systems.

Subcontracting Expenses

Other than the planned software enhancements, we do not expect our subcontractor costs to increase in the future as we will be focusing our business on areas in which we have internal core competencies such as software sales and online advertising campaign management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

On February 7, 2005, we issued 50,000 shares of our common stock at $0.002 per share to Troy Mutter, our President, Secretary, Treasurer and director, in a private placement transaction.

On April 12, 2005, we issued 4,000,000 shares of our common stock at $0.005 per share to Troy Mutter, our President, Secretary, Treasurer and director, in a private placement transaction.

On April 22, 2005, we issued 1,500,000 shares of our common stock at $0.005 per share to Frank Hollmann, our Vice-President and director, in a private placement transaction.

Given that we are a start-up, development stage company, we believe that the terms of the foregoing transactions, and the funds provided thereby, was the only manner by which we could generate the funds required to implement the initial stages of our business plan.

The promoters of our company are our President, Secretary, Treasurer and director, Troy Mutter, and our Vice-President and director, Frank Hollmann.

Our President, Secretary and Treasurer, Troy Mutter, provides management services and office premises to our company. From the inception of Surge Marketing Corp. until August 31, 2005, Troy Mutter received a total of $7,950 for his work providing the company with copy writing, sales and business development services. Mr. Mutter is the principal operator of the company, so there is no formal agreement in place. From August 31, 2005 to November 30, 2005 Mr. Mutter was paid a total of $2,969 in compensation. Commencing on December 1, 2005, Mr. Mutter has been paid a fixed salary of $1,957 per month.

We purchased approximately $7,000 in office equipment from our President, Secretary, Treasurer and director, Troy Mutter, on August 1, 2005. The purchase price was determined by Mr. Mutter based upon an estimation of the fair market value of the equipment. The original cost to Mr. Mutter was approximately $8,900. At the time of purchase, the equipment ranged from six months to two years old.

Other than the consulting fee payable to Troy Mutter, neither Troy Mutter nor Frank Hollmann, our directors and officers, receives compensation for their time, effort and attention that they give to the affairs of our company. We sold an aggregate of 5,550,000 shares to these two individuals at $0.002 and $0.005 per share in February and April, 2005.

As at February 28, 2006, the company owed Troy Mutter a total of $2,265 for expenses paid by Mr. Mutter on behalf of the company. These expenses related to incorporation fees ($761), software development expenses ($1,500) and miscellaneous general administrative/operational expenses ($4). In addition, Mr. Mutter advanced $20,000 to the company on January 13, 2006 to pay for professional fees and that amount is currently outstanding and does not bear interest.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company's common stock for at least one year to sell within any three month period a number of shares that does not exceed the greater of:

(1)           1% of the number of shares of the subject company's common stock then outstanding which, in our case, will equal approximately 75,550 shares as of the date of this prospectus; or

(2)           the average weekly trading volume of the subject company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

Under Rule 144(k), a person who is not one of the subject company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,550,000 shares that may be sold pursuant to Rule 144: (a) after February 7, 2006 in respect of 50,000 of those shares, (b) after April 12, 2006 in respect of 4,000,000 of those shares; and (c) after April 22, 2006 in respect of 1,500,000 of those shares. Accordingly, Rule 144 applies to the 5,550,000 shares except for subparagraph (k) of Rule 144 which does not apply to affiliate shares as described in the preceding paragraph. All shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the two year period from the issue date without 144 limitations under Rule 144(k).

We are registering 2,005,000 shares of our common stock under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. The affiliates of our company, Troy Mutter, our President, Secretary, Treasurer and director, owns 4,050,000 shares and Frank Hollmann, our Vice-President and director, owns 1,500,000 shares. There are currently 34 holders of record of our common stock.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

In addition to the “penny stock” rules promulgated by the SEC (see above), the National Association of Securities Dealers (“NASD”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

EXECUTIVE COMPENSATION

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from inception (February 7, 2005) to May 31, 2005 (our first fiscal year) and June 1, 2005 to May 31, 2006 (our second fiscal year). The following table shows the compensation received by our President, Secretary and Treasurer for our first two fiscal years.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation (1)
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation (1)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen- sation
Troy Mutter President, Secretary, Treasurer and Director(2)	2006 2005	$21,452(3) $2,878(3)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)           The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2)	Troy Mutter became our President, Secretary and Treasurer on February 7, 2005.
(3)	Paid as consulting fees.

Stock Options and Stock Appreciation Rights

From the date of inception to May 31, 2005, we did not grant any stock options or stock appreciation rights to any of our directors or officers. No stock options or stock appreciation rights are currently outstanding.

Compensation Of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director for the fiscal period ended May 31, 2005.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Other than as set out below, we have not entered into any employment agreement or consulting agreement with our directors and executive officers.

Our President, Secretary, Treasurer and director, Troy Mutter, provides management services and office premises to our company. From the inception of Surge Marketing Corp, until August 31, 2005, Troy Mutter received a total of $7,950 for his work providing the company with copy writing, sales and business development services. Mr. Mutter is the principal operator of the company, so there is no formal agreement in place. Mr. Mutter is the principal operator of the company, so there is no formal agreement in place. From August 31, 2005 to

November 30, 2005 Mr. Mutter was paid a total of $2,969 in compensation. Since December 1, 2005, Mr. Mutter has been paid a fixed salary of $1,957 per month.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any materials we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Surge Enterprises, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FINANCIAL STATEMENTS

Our consolidated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following consolidated financial statements pertaining to Surge Enterprises, Inc. are filed as part of this registration statement:

- Audited consolidated financial statements for the period from February 7, 2005 (Date of Inception) to May 31, 2005

- Unaudited consolidated financial statements for the nine month period ended February 28, 2006

Surge Enterprises, Inc.

(A Development Stage Company)

Index

Audited consolidated financial statements for the period from February 7, 2005 (Date of Inception) to May 31, 2005

Independent Auditors’ Report	F–1

Consolidated Balance Sheets	F–2

Consolidated Statement of Stockholders’ Deficiency	F–3

Consolidated Statement of Operations	F–4

Consolidated Statement of Cash Flows	F–5

Notes to the Consolidated Financial Statements	F–6

Un-Audited Interim consolidated financial statements for the period ending February 28, 2006

Interim Consolidated Balance Sheets	F–16

Interim Consolidated Statement of Stockholders’ Equity	F–17

Interim Consolidated Statement of Operations	F–18

Interim Consolidated Statement of Cash Flows	F–19

Notes to the Interim Consolidated Financial Statements	F–20

Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-8377 info@staleyokada.com www.staleyokada.com

Report of Independent Registered Public Accounting Firm

To the Stockholders of Surge Enterprises, Inc.:

We have audited the accompanying consolidated balance sheet of Surge Enterprises, Inc. (A Development Stage Company) (the “Company”) as at 31 May 2005 and the related consolidated statements of changes in stockholders’ equity, operations, and cash flows for the period from its inception (7 February 2005) to 31 May 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at 31 May 2005, and the results of its operations and its cash flows for the period from its inception (7 February 2005) to 31 May 2005, in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations, had suffered a loss and incurred a deficit during its first four months of operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Staley, Okada & Partners”

Vancouver, BC, Canada	STALEY, OKADA & PARTNERS
6 July 2005	CHARTERED ACCOUNTANTS

Staley, Okada & Partners, with offices in Vancouver and Surrey, is a Member of MSI, a Network of Independent Professional Firms • A Member of the Institute of Chartered Accountants of British Columbia

A Partnership of Incorporated Professionals; L.M. Okada, Ltd., K.A. Scott, Ltd., J.M. Bhagirath, Ltd., L.W.D. Vickars, Ltd., G.S. Traher, Inc., D. Larocque, Ltd.

Surge Enterprises, Inc. (A Development Stage company)	Statement 1
Consolidated Balance Sheet
As at 31 May 2005
Expressed in U.S. Funds

ASSETS
Current
Cash and cash equivalents	$37,603
Accounts receivable	264
$37,867

LIABILITIES
Current
Accounts payable and accrued liabilities	$8,172
Due to related party (Note 3)	4,112
12,284

Continued Operations (Note 1)

STOCKHOLDERS’ EQUITY
Capital Stock - Statement 2 (Note 5)
Authorized:
75,000,000 common shares, with a par value of $.001
Issued and fully paid:
7,555,000 common shares	7,555
Additional paid-in capital	30,070
37,625
Accumulated Other Comprehensive Income - Statement 2	35
Deficit Accumulated During the Development Stage - Statement 2	(12,077)
25,583
$37,867

ON BEHALF OF THE BOARD:

“Frank Hollmann”	,	Director
“Troy Mutter”	,	Director

- See Accompanying Notes -

Surge Enterprises, Inc. (A Development Stage company)	Statement 2
Consolidated Statement of Stockholders’ Equity
For the Period from Inception (7 February 2005) to 31 May 2005
Expressed in U.S. Funds

	Common Shares
	Number	Amount	Additional Paid-in Capital	Other Comprehensive Income (Loss)	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
Balance – 7 February 2005 (date of inception) – Stock issued for cash	50,000	$50	$50	$-	$-	$100
Foreign currency translation adjustment	-	-	-	35	-	35
Stock issued for cash	7,505,000	7,505	30,020	-	-	37,525
Net loss for the period	-	-	-	-	(12,077)	(12,077)
Balance – 31 May 2005	7,555,000	$7,555	$30,070	$35	$(12,077)	$25,583

- See Accompanying Notes -

Surge Enterprises, Inc. (A Development Stage company)	Statement 3
Consolidated Statement of Operations
For the Period from Inception (7 February 2005) to 31 May 2005
Expressed in U.S. Funds

2005
Consulting Revenue	$817

General and Administrative Expenses
Subcontract	6,528
Office and miscellaneous	768
Accounting and audit	5,598
Total Expenses	12,894

Net Loss for the Period	$(12,077)

Net Loss per Share – Basic and Diluted	$(0.01)

Weighted Average Common Shares Outstanding	2,302,212

- See Accompanying Notes -

Surge Enterprises, Inc. (A Development Stage company)	Statement 4
Consolidated Statement of Cash Flows
For the Period from Inception (7 February 2005) to 31 May 2005
Expressed in U.S. Funds

Cash Resources Provided By (Used In)	2005
Operating Activities
Loss for the period	$(12,077)
Changes in non-cash working capital:
Accounts receivable	(264)
Due to related party	8,172
Accounts payable and accrued liabilities	4,112
(57)

Financing Activities
Common stock issued	37,625

Foreign Currency Translation Adjustment	35

Net Increase in Cash and Cash Equivalents	37,603
Cash and cash equivalents - Beginning of period	-
Cash and Cash Equivalents - End of Period	$37,603

Supplemental Disclosure
Interest paid	$-
Income tax paid	$-

- See Accompanying Notes -

Surge Enterprises, Inc. (A Development Stage company)
Notes to Consolidated Financial Statements
31 May 2005
Expressed in U.S. Funds

1.	Organization and Going Concern

Surge Enterprises, Inc. (the “Company”) was incorporated in Nevada, U.S.A. on 7 February 2005.

The Company is a development stage company. At present, management is devoting most of its activities to getting an SB-2 Registration Statement declared effective.

On 13 April 2005, the Company incorporated Surge Marketing Corp. (the “Subsidiary”). The Subsidiary was incorporated on 13 April 2005 in the Province of British Columbia, Canada. The Subsidiary is an internet marketing company which offers the professional services that assists webmasters in managing their internet marketing efforts and reciprocal link arrangements.

Going Concern and Liquidity Considerations

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. During the period ended

31 May 2005, the Company has a loss from operations of $12,077 and an accumulated deficit of $12,077. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending 31 May 2006.

The ability of the Company to emerge from the development stage is dependent upon the Company’s successful efforts to raise sufficient capital for the development of the Subsidiary and then attaining profitable operations.

In response to these problems, management has planned the following actions:

•	The Company intends to apply for an SB-2 Registration Statement.
•	Management intends to raise additional funds through public or private placement offerings.
•	Management expects its increased marketing efforts to result in future sales. There can be no assurances, however, that management’s expectations of future sales will be realized.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Surge Enterprises, Inc. (A Development Stage company)
Notes to Consolidated Financial Statements
31 May 2005
Expressed in U.S. Funds

2.	Summary of Significant Accounting Policies

a)	Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Surge Marketing Corp. All intercompany balances and transactions have been eliminated.

b)	Fiscal Periods

The Company’s fiscal year ends on 31 May.

c)	Use of Estimates

The preparation of financial statements in conformity with U.S. accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

d)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company’s operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

e)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, term deposits and short-term highly liquid investments with a term to maturity of less than one year from inception which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of changes in value.

f)	Financial Instruments and Concentrations

The fair value of financial instruments which include cash and cash equivalents, accounts receivable, accounts payable and amounts due to a related party were estimated to approximated their carrying value due to the immediate of relatively short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates.

Surge Enterprises, Inc. (A Development Stage company)
Notes to Consolidated Financial Statements
31 May 2005
Expressed in U.S. Funds

2.	Significant Accounting Policies - Continued

g)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met for SAB No. 104, “Revenue Recognition in Financial Statements:” persuasive evidence for an agreement exists; delivery has occurred; the fee is fixed or determinable; and collectibility is reasonably assured.

Revenue consists of software license sales from the Company’s flagship software product LinkSurge, website development and online marketing advertising campaign management services.

Revenue from software licence sales is recognized when all of the following SAB No. 104 requirements are met: The 30-day trial period has expired; the software is registered under a licensing agreement with a fixed and determinable price; the purchase of the software license is made through an online third party payment processor that ensures collectibility as customers will pay via credit card; and once the payment has been received and verified, the funds are credited to the Company and the software license is delivered to the purchaser instantly via e-mail.

In addition, the Company adopted the Statement of Position ("SOP") 97-2 "Software Revenue Recognition" and SOP 98-9 "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions." The license fee includes postcontract customer support (“PCS”) which provides installation support as well as upgrades up to twelve months from the date of purchase. Per SOP-97-2, the Company’s PCS revenue can be recognized together with the initial licensing fee on delivery of the software since all of the following conditions are met: the PCS fee is included with the initial licensing fee; the PCS included with the initial license is for one year or less; the estimated cost of providing PCS during the arrangement is insignificant; and unspecified upgrades/enhancements offered during PCS arrangements historically have been and are expected to continue to be minimal and infrequent.

Since the arrangement to deliver the software does not require significant production, modification or customization of software, revenue can be recognized when all the SAB 104 criteria outlined above are met.

Revenue from website development is recognized when all of the following SAB No. 104 requirements are met: a website development agreement is signed with an estimate of the total costs based on agreed-upon specifications of the project and a deposit is required from the customer. Revenue from website development services are recognized in accordance with the proportional performance method. Under this method, revenue is recognized as services are performed under the terms of contractual agreements with each customer. Website development activities (outputs) from the initial consulting, to layout sketches, to back end programming, and to website optimization are billed as services are performed and the customer receives the value of the service. Any amounts left from the initial deposit are recorded as deferred revenue until the final completion of the project. Upon completion, a final invoice is sent to the customer. If there are still amounts left in the deposit, the remaining deposit is refunded to the customer.

Revenue from online marketing advertising campaign management services is recognized when all of the following SAB No. 104 requirements are met: an online campaign management agreement is signed indicating a fixed monthly fee for services based on the amount of monthly work to be done. The Company is paid 100% in advance of each month, which is recorded as deferred revenue. Revenue is recognized when the monthly service is completed and collectibility has been assured.

Surge Enterprises, Inc. (A Development Stage company)
Notes to Consolidated Financial Statements
31 May 2005
Expressed in U.S. Funds

2.	Significant Accounting Policies - Continued

h)	Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. The Company’s reporting currency is the U.S. dollar. All transactions initiated in Canadian dollars are translated into U.S. dollars in accordance with SFAS No. 52 "Foreign Currency Translation" as follows:

i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date; and
ii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders’ equity (deficiency) as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income but reported as other comprehensive income. No significant realized exchange gain or losses were recorded in the period ended 31 May 2005.

For foreign currency transactions, the Company translates these amounts to the Company’s functional currency at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period.

i)	Other Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at 31 May 2005, the Company’s only component of comprehensive income (loss) was foreign currency translation adjustments.

j)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

k)	Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Surge Enterprises, Inc. (A Development Stage company)
Notes to Consolidated Financial Statements
31 May 2005
Expressed in U.S. Funds

2.	Significant Accounting Policies - Continued

l)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during the reported fiscal period.

m)	Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

There were no dilutive potential common shares at 31 May 2005. Because the Company has incurred a net loss and has no potentially dilutive common shares, basic and diluted loss per share are the same. Additionally, for purposes of calculating diluted loss per share, there were no adjustments to net loss.

n)	Deferred Revenue

Deferred revenue represents deposits and advances which have not yet met the revenue recognition criteria under SAB 104 received in connection with the website development and online marketing advertising campaign management services. Deposits for website development relate to amounts received from customers prior to commencement of any work as well as amounts billed in excess of time and costs incurred. 100% of the monthly fees for online marketing advertising campaign management services are received one month in advance and are deferred until the end of the month when the services are performed.

o)	Internet Sales Transaction Fees

The Company’s software is being sold through a third party e-commerce provider who charges a percentage fee on gross sales for handling credit card transactions which range from 5-8% depending on the transaction. Software sales for the current month are credited to sales (and debited to accounts receivable) net of transaction fees since Share-it collects the current month credit-card payment and transfers the payments net of its fees to the Company via bank wire transfer on the 15th of the next month. Once the wire transfer is received, the accounts receivable is credited.

Surge Enterprises, Inc. (A Development Stage company)
Notes to Consolidated Financial Statements
31 May 2005
Expressed in U.S. Funds

2.	Significant Accounting Policies - Continued

p)	Website Development Costs

EITF Issue 00-2 “Accounting for Web Site Development Costs” reached a consensus that, regardless of whether the website planning activities specifically relate to software, all costs incurred in the planning stage should be expensed as incurred. However, costs incurred in the operation stage that involve providing additional functions or features to the website should be accounted for as, in effect, new software. That is, costs of upgrades and enhancements that add functionality should be expensed or capitalized based on the general model of SOP 98-1 and FASB Statement 86.

Costs incurred for website hosting, which involve the payment of a specified periodic fee to an Internet service provider in return for hosting the website on its server(s) connected to the Internet, would generally be expensed over the period of benefit.

During the period, the Company did not incur any significant website development costs.

q)	Software Costs

The Company’s policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed”. This Statement specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. To date, technological feasibility has not been achieved.

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants’ Statement (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. Capitalized software costs, if any, will be reflected as fixed assets on the consolidated balance sheet.

Surge Enterprises, Inc. (A Development Stage company)
Notes to Consolidated Financial Statements
31 May 2005
Expressed in U.S. Funds

2.	Significant Accounting Policies - Continued

r)	Recent Accounting Pronouncements

i)	FIN No. 46

In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51.” FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after 31 January 2003. For variable interest entities created or acquired prior to 1 February 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after 15 June 2003. However, in December 2003, the FASB published a revision to FIN 46 to clarify some of the provisions of FIN 46, and to exempt certain entities from its requirements.  Under the new guidance, there are new effective dates for companies that have interests in structures that are commonly referred to as special-purpose entities.  The rules are effective in financial statements for periods ending after 15 March 2004. The adoption did not have any impact on the Company’s financial statements.

ii)	SFAS No. 149

In April 2004, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The new guidance amends SFAS No. 133 for decisions made as part of the Derivatives Implementation Group ("DIG") process that effectively required amendments to SFAS No. 133, and decisions made in connection with other FASB projects dealing with financial instruments and in connection with implementation issues raised in relation to the application of the definition of a derivative and characteristics of a derivative that contains financing components. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after 30 June 2003 and for hedging relationships designated after 30 June 2003. The Company adopted SFAS 149 with no material impact on its financial statements.

iii)	SFAS No. 150

In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS No. 150 is effective for all financial instruments created or modified after 31 May 2003 and otherwise is effective at the beginning of the first interim period beginning after 15 June 2003. The Company adopted SFAS 150 with no material impact on its financial statements.

Surge Enterprises, Inc. (A Development Stage company)
Notes to Consolidated Financial Statements
31 May 2005
Expressed in U.S. Funds

2.	Significant Accounting Policies - Continued

r)	Recent Accounting Pronouncements - Continued

iv)	SFAS No. 123R

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after 15 June 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after 15 December 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

Surge Enterprises, Inc. (A Development Stage company)
Notes to Consolidated Financial Statements
31 May 2005
Expressed in U.S. Funds

2.	Significant Accounting Policies - Continued

r)	Recent Accounting Pronouncements - Continued

v)	SFAS No. 151

In November 2004, the FASB also issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4”. This standard is effective for the fiscal years beginning after 15 June 2005, therefore the Company will adopt it on 1 April 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

vi)	SFAS No. 153

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets – An amendment of APB 29”.  This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after 15 June 2005.

3.	Related Party Balances and Transactions

Related party transactions not disclosed elsewhere in the notes to the consolidated financial statements are as follows:

a)

Due to related party includes $2,021 for costs incurred on behalf of the Company in the normal course of business and $2,091 for consulting services. These amounts are non-interest bearing and are due on demand.

b)	During the period, the Company issued 5,500,000 common shares to two directors for proceeds of $27,600.

c)	Subcontract costs include $2,878 in consulting fees paid to the president and director of the Company.

Surge Enterprises, Inc. (A Development Stage company)
Notes to Consolidated Financial Statements
31 May 2005
Expressed in U.S. Funds

4.	Software Development Costs

During the year, the Company incurred $1,200 in software development costs. This amount was included as a part of subcontract expenses for the period.

5.	Capital Stock

a)	Authorized Stock

The Company is authorized to issue up to 75,000,000 common shares with par value of $0.001 per share. Each common share shall entitle the holder to one vote, in person or proxy on any matter on which action of the stockholder of the corporation is sought.

b)	Share Issuances

i)	At the date of incorporation, the Company issued 50,000 common shares for a total consideration of $100, being $0.001 per share and $0.001 per share for excess consideration over par value.

ii)

On 12 April 2005, the Company issued 4,000,000 common shares to the President and the director of the Company. The Company received total proceeds of $20,000, being $0.001 per share and $0.004 per share for excess consideration over par value.

iii)	On 22 April 2005, the Company issued 1,500,000 common shares to a director of the Company for $7,500, being $0.001 per share and $0.004 per share for excess consideration over par value.

iv)	On 31 May 2005, the Company issued 2,005,000 common shares to various subscribers for total proceeds of $10,025, being $0.001 per share and $0.004 per share for excess consideration over par value.

Surge Enterprises, Inc. (A Development Stage Company)	Statement 1
Interim Consolidated Balance Sheet
Expressed in U.S. Funds

ASSETS	28 February 2006 (unaudited)	31 May 2005 (audited)
Current
Cash and cash equivalents	$21,355	$37,603
Accounts receivable	574	264
Prepaid expenses	9,423	-
	31,352	37,867

Property and Equipment (Note 3)	6,597	-

	$37,949	$37,867

LIABILITIES
Current
Accounts payable and accrued liabilities	$32,469	$8,172
Customer deposits	13,407	-
Due to related party (Note 5)	3,212	4,112
	49,088	12,284

Due to a related party (Note 5)	20,000	-

	$69,088	$12,284
Continued Operations (Note 1)

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Capital Stock - Statement 2 (Note 6)
Authorized:
75,000,000 common shares, with a par value of $.001
Issued and fully paid:
7,555,000 common shares	7,555	7,555
Additional paid-in capital	30,070	30,070
	37,625	37,625
Accumulated Other Comprehensive Income (Loss) - Statement 2	(3,158)	35
Deficit Accumulated During the Development Stage - Statement 2	(65,606)	(12,077)
	(31,139)	25,583
	$37,949	$37,867

ON BEHALF OF THE BOARD:

“Frank Hollmann”	,	Director
“Troy Mutter”	,	Director

- See Accompanying Notes -

Surge Enterprises, Inc. (A Development Stage Company)	Statement 2
Interim Consolidated Statement of Stockholders’ Equity (Deficiency)
For the Period from Inception (7 February 2005) to 28 February 2006
Expressed in U.S. Funds

	Common Shares
	Number	Amount	Additional Paid-in Capital	Other Comprehensive Income (Loss)	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity (Deficiency)
Balance – 7 February 2005 (date of inception) – Stock issued for cash	50,000	$50	$50	$-	$-	$100
Foreign currency translation adjustment	-	-	-	35	-	35
Stock issued for cash	7,505,000	7,505	30,020	-	-	37,525
Net loss for the period	-	-	-	-	(12,077)	(12,077)
Balance – 31 May 2005 (audited)	7,555,000	$7,555	$30,070	$35	$(12,077)	$25,583
Foreign currency translation adjustment	-	-	-	(670)	-	(670)
Net loss for the period	-	-	-	-	(2,329)	(2,329)
Balance – 31 August 2005 (unaudited)	7,555,000	$7,555	$30,070	$(635)	$(14,406)	$22,584
Foreign currency translation adjustment	-	-	-	(474)	-	(474)
Net loss for the period	-	-	-	-	(19,477)	(19,477)
Balance – 30 November 2005 (unaudited)	7,555,000	$7,555	$30,070	$(1,109)	$(33,883)	$2,633
Foreign currency translation adjustment	-	-	-	(2,049)	-	(2,049)
Net loss for the period	-	-	-	-	(31,723)	(31,723)
Balance – 28 February 2006 (unaudited)	7,555,000	$7,555	$30,070	$(3,158)	$(65,606)	$(31,139)

- See Accompanying Notes -

Surge Enterprises, Inc. (A Development Stage Company)	Statement 3
Interim Consolidated Statement of Loss
Expressed in U.S. Funds

	Accumulated from 7 February 2005 (Date of Inception) to 28 February 2006 (unaudited)	Nine Months Ended 28 February 2006 (unaudited)	Three Months Ended 28 February 2006 (unaudited)
Revenue
Consulting	$24,787	$23,970	$7,787
Software	15,985	15,985	7,231
Total Revenue	$40,772	$39,955	$15,018

General and Administrative Expenses
Advertising and Promotion	3,000	3,000	-
Depreciation	630	630	265
Office and miscellaneous	1,943	1,175	402
Professional fees	62,516	56,918	32,734
Software development	16,500	15,300	7,500
Subcontract	20,289	14,961	5,840
Website development costs	1,500	1,500	-
Total Expenses	$106,378	$93,484	$46,741

Net Loss for the Period	$(65,606)	$(53,529)	$(31,723)

Net Loss per Share – Basic and Diluted		$(0.01)	$(0.00)

Weighted Average Common Shares Outstanding		7,555,000	7,555,000

- See Accompanying Notes -

Surge Enterprises, Inc. (A Development Stage Company)	Statement 4
Interim Consolidated Statement of Cash Flows
For the Period from Inception (7 February 2005) to 28 February 2006
Expressed in U.S. Funds

Cash Resources Provided By (Used In)	Accumulated from 7 February 2005 (Date of Inception) to 28 February 2006 (unaudited)	Nine Months Ended 28 February 2006 (unaudited)	Three Months Ended 28 February 2006 (unaudited)
Operating Activities
Loss for the period	$(65,606)	$(53,529)	$(31,723)

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	630	630	265

Changes in non-cash working capital:
Accounts receivable	(574)	(310)	256
Prepaid expenses	(9,423)	(9,423)	(1,787)
Accounts payable and accrued liabilities	32,469	24,297	20,336
Customer deposits	13,407	13,407	2,266
Due to related party	3,212	(900)	947
	(25,885)	(25,828)	(9,440)

Investing Activities
Acquisition of property and equipment	(7,216)	(7,216)	-

Financing Activities
Common stock issued	37,625	-	-
Due to a related party	20,000	20,000	20,000
	57,265	20,000	20,000

Foreign Currency Translation Adjustment	(3,169)	(3,204)	(1,702)

Net Increase (Decrease) in Cash and Cash Equivalents	21,355	(16,248)	8,858
Cash and cash equivalents - Beginning of period	-	37,603	12,497
Cash and Cash Equivalents - End of Period	$21,355	$21,355	$21,355

Supplemental Disclosure	$-	$-	$-
Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

Supplemental Schedule of Non-Cash Investing and Financing Activities:
Property and equipment
- foreign currency translation adjustment	$11	$11	$(347)

- See Accompanying Notes -

Surge Enterprises, Inc. (A Development Stage Company)
Notes to Interim Consolidated Financial Statements
28 February 2006
Expressed in U.S. Funds Unaudited

1.	Organization and Going Concern

Surge Enterprises, Inc. (the “Company”) was incorporated in Nevada, U.S.A. on 7 February 2005.

The Company is a development stage company. At present, management is devoting most of its activities to getting an SB-2 Registration Statement declared effective.

On 13 April 2005, the Company incorporated Surge Marketing Corp. (the “Subsidiary”). The Subsidiary was incorporated on 13 April 2005 in the Province of British Columbia, Canada. The Subsidiary is an internet marketing company which offers professional services that assist webmasters in managing their internet marketing efforts and reciprocal link arrangements.

Going Concern and Liquidity Considerations

The accompanying unaudited consolidated interim financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. During the nine month period ended 28 February 2006, the Company has a loss from operations of $53,529 and an accumulated deficit of $65,606. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending 31 May 2006.

The ability of the Company to emerge from the development stage is dependent upon the Company’s successful efforts to raise sufficient capital for the development of the Subsidiary and then attaining profitable operations.

In response to these problems, management has planned the following actions:

•	The Company intends to apply for an SB-2 Registration Statement.
•	Management intends to raise additional funds through public or private placement offerings.
•	Management expects its increased marketing efforts to result in future sales. There can be no assurances, however, that management’s expectations of future sales will be realized.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying unaudited interim consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying unaudited interim consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States for interim financial information and in accordance with Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended 28 February 2006 are not necessarily indicative of the results that may be expected for the year ended 31 May 2006.

Surge Enterprises, Inc. (A Development Stage Company)
Notes to Interim Consolidated Financial Statements
28 February 2006
Expressed in U.S. Funds Unaudited

2.	Summary of Significant Accounting Policies

a)	Basis of Consolidation

These unaudited interim consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Surge Marketing Corp. All intercompany balances and transactions have been eliminated.

b)	Fiscal Period

The Company’s fiscal year ends on 31 May.

c)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

d)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company’s operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

e)	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, term deposits and short-term highly liquid investments with a term to maturity of less than one year from inception which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of changes in value.

f)	Financial Instruments and Concentrations

The fair value of financial instruments which include cash and cash equivalents, accounts receivable, accounts payable and amounts due to related party were estimated to approximate their carrying value due to the immediate and relatively short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates.

g)	Property and Equipment

Property and equipment consists of computer hardware, furniture and equipment and is recorded at cost, less accumulated depreciation. Computer equipment and furniture are being depreciated using the 30% and 20% declining balance method respectively, with one-half of these rates used in the year of acquisition.

Surge Enterprises, Inc. (A Development Stage Company)
Notes to Interim Consolidated Financial Statements
28 February 2006
Expressed in U.S. Funds Unaudited

2.	Significant Accounting Policies - Continued
h)	Long-Lived Assets

In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets,” the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

i)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met for SAB No. 104, “Revenue Recognition in Financial Statements:” persuasive evidence for an agreement exists; delivery has occurred; the fee is fixed or determinable; and collectibility is reasonably assured.

Revenue consists of software license sales from the Company’s flagship software product LinkSurge, website development and online marketing advertising campaign management services.

Revenue from software licence sales is recognized when all of the following SAB No. 104 requirements are met: The 30-day trial period has expired; the software is registered under a licensing agreement with a fixed and determinable price; the purchase of the software license is made through an online third party payment processor that ensures collectibility as customers will pay via credit card; and once the payment has been received and verified, the funds are credited to the Company and the software license is delivered to the purchaser instantly via e-mail.

In addition, the Company adopted the Statement of Position ("SOP") 97-2 "Software Revenue Recognition" and SOP 98-9 "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions." The license fee includes postcontract customer support (“PCS”) which provides installation support as well as upgrades up to twelve months from the date of purchase. Per SOP-97-2, the Company’s PCS revenue can be recognized together with the initial licensing fee on delivery of the software since all of the following conditions are met: the PCS fee is included with the initial licensing fee; the PCS included with the initial license is for one year or less; the estimated cost of providing PCS during the arrangement is insignificant; and unspecified upgrades/enhancements offered during PCS arrangements historically have been and are expected to continue to be minimal and infrequent.

Since the arrangement to deliver the software does not require significant production, modification or customization of software, revenue can be recognized when all the SAB 104 criteria outlined above are met.

Revenue from website development is recognized when all of the following SAB No. 104 requirements are met: a website development agreement is signed with an estimate of the total costs based on agreed-upon specifications of the project and a deposit is required from the customer. Revenue from website development services are recognized in accordance with the proportional performance method. Under this method, revenue is recognized as services are performed under the terms of contractual agreements with each customer. Website development activities (outputs) from the initial consulting, to layout sketches, to back end programming, and to website optimization are billed as services are performed and the customer receives the value of the service. Any amounts left from the initial deposit are recorded as deferred revenue until the final completion of the project. Upon completion, a final invoice is sent to the customer. If there are still amounts left in the deposit, the remaining deposit is refunded to the customer.

Surge Enterprises, Inc. (A Development Stage Company)
Notes to Interim Consolidated Financial Statements
28 February 2006
Expressed in U.S. Funds Unaudited

2.	Significant Accounting Policies - Continued
i)	Revenue Recognition - Continued

Revenue from online marketing advertising campaign management services is recognized when all of the following SAB No. 104 requirements are met: an online campaign management agreement is signed indicating a fixed monthly fee for services based on the amount of monthly work to be done. The Company is paid 100% in advance of each month, which is recorded as deferred revenue. Revenue is recognized when the monthly service is completed and collectibility has been assured.

j)	Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. The Company’s reporting currency is the U.S. dollar. All transactions initiated in Canadian dollars are translated into U.S. dollars in accordance with SFAS No. 52 "Foreign Currency Translation" as follows:

i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date; and
ii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholders’ equity (deficiency) as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income but reported as other comprehensive income. No significant realized exchange gain or losses were recorded in the period ended 28 February 2006.

For foreign currency transactions, the Company translates these amounts to the Company’s functional currency at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period.

k)	Other Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As at 28 February 2006, the Company’s only component of comprehensive income (loss) was foreign currency translation adjustments.

l)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Surge Enterprises, Inc. (A Development Stage Company)
Notes to Interim Consolidated Financial Statements
28 February 2006
Expressed in U.S. Funds Unaudited

2.	Significant Accounting Policies - Continued
m)	Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

n)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during the reported fiscal period.

o)	Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

There were no dilutive potential common shares at 28 February 2006. Because the Company has incurred a net loss and has no potentially dilutive common shares, basic and diluted loss per share are the same. Additionally, for purposes of calculating diluted loss per share, there were no adjustments to net loss.

p)	Deferred Revenue

Deferred revenue represents deposits and advances which have not yet met the revenue recognition criteria under SAB 104 received in connection with the website development and online marketing advertising campaign management services. Deposits for website development relate to amounts received from customers prior to commencement of any work as well as amounts billed in excess of time and costs incurred. 100% of the monthly fees for online marketing advertising campaign management services are received one month in advance and are deferred until the end of the month when the services are performed.

Surge Enterprises, Inc. (A Development Stage Company)
Notes to Interim Consolidated Financial Statements
28 February 2006
Expressed in U.S. Funds Unaudited

2.	Significant Accounting Policies - Continued

q)	Internet Sales Transaction Fees

The Company’s software is being sold through a third party e-commerce provider who charges a percentage fee on gross sales for handling credit card transactions which range from 5-8% depending on the transaction. Software sales for the current month are credited to sales (and debited to accounts receivable) net of transaction fees since Share-it collects the current month credit-card payment and transfers the payments net of its fees to the Company via bank wire transfer on the 15th of the next month. Once the wire transfer is received, the accounts receivable is credited.

r)	Website Development Costs

EITF Issue 00-2 “Accounting for Web Site Development Costs” reached a consensus that, regardless of whether the website planning activities specifically relate to software, all costs incurred in the planning stage should be expensed as incurred. However, costs incurred in the operation stage that involve providing additional functions or features to the website should be accounted for as, in effect, new software. That is, costs of upgrades and enhancements that add functionality should be expensed or capitalized based on the general model of SOP 98-1 and FASB Statement 86.

Costs incurred for website hosting, which involve the payment of a specified periodic fee to an Internet service provider in return for hosting the website on its server(s) connected to the Internet, would generally be expensed over the period of benefit.

During the period, the Company did not incur any significant website development costs.

s)	Software Costs

The Company’s policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed”. This Statement specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model.

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants’ Statement (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. Capitalized software costs, if any, will be reflected as fixed assets on the consolidated balance sheet.

Surge Enterprises, Inc. (A Development Stage Company)
Notes to Interim Consolidated Financial Statements
28 February 2006
Expressed in U.S. Funds Unaudited

2.	Significant Accounting Policies - Continued

t)	Recent Accounting Pronouncements

i)	FIN No. 46

In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51.” FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after 31 January 2003. For variable interest entities created or acquired prior to 1 February 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after 15 June 2003. However, in December 2003, the FASB published a revision to FIN 46 to clarify some of the provisions of FIN 46, and to exempt certain entities from its requirements.  Under the new guidance, there are new effective dates for companies that have interests in structures that are commonly referred to as special-purpose entities.  The rules are effective in financial statements for periods ending after 15 March 2004. The adoption did not have any impact on the Company’s financial statements.

ii)	SFAS No. 149

In April 2004, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The new guidance amends SFAS No. 133 for decisions made as part of the Derivatives Implementation Group ("DIG") process that effectively required amendments to SFAS No. 133, and decisions made in connection with other FASB projects dealing with financial instruments and in connection with implementation issues raised in relation to the application of the definition of a derivative and characteristics of a derivative that contains financing components. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after 30 June 2003 and for hedging relationships designated after 30 June 2003. The Company adopted SFAS 149 with no material impact on its financial statements.

iii)	SFAS No. 150

In May 2003, the FASB issued SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS No. 150 is effective for all financial instruments created or modified after 31 May 2003 and otherwise is effective at the beginning of the first interim period beginning after 15 June 2003. The Company adopted SFAS 150 with no material impact on its financial statements.

Surge Enterprises, Inc. (A Development Stage Company)
Notes to Interim Consolidated Financial Statements
28 February 2006
Expressed in U.S. Funds Unaudited

2.	Significant Accounting Policies - Continued

t)	Recent Accounting Pronouncements - Continued

iv)	SFAS No. 123R

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with Ltd exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after 15 June 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after 15 December 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

Surge Enterprises, Inc. (A Development Stage Company)
Notes to Interim Consolidated Financial Statements
28 February 2006
Expressed in U.S. Funds Unaudited

2.	Significant Accounting Policies - Continued

t)	Recent Accounting Pronouncements - Continued

v)	SFAS No. 151

In November 2004, the FASB also issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4”. This standard is effective for the fiscal years beginning after 15 June 2005, therefore the Company will adopt it on 1 April 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

vi)	SFAS No. 153

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets – An amendment of APB 29”.  This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after 15 June 2005.

3.	Property and Equipment

	28 February 2006			31 May 2005
		Accumulated	Net Book	Net Book
	Cost	Depreciation	Value	Value
			(unaudited)	(audited)

Computer equipment	$ 6,806	$$595	$6,211	$-
Furniture	410	24	386	-

	$ 7,216	$619	$6,597	$-

4.	Software Development Costs

During the period, the Company incurred $15,300 (31 May 2005 - $1,200) in software development costs.

Surge Enterprises, Inc. (A Development Stage Company)
Notes to Interim Consolidated Financial Statements
28 February 2006
Expressed in U.S. Funds Unaudited

5.	Related Party Balances and Transactions

Related party transactions not disclosed elsewhere in the notes to the unaudited interim consolidated financial statements are as follows:

a)

Due to related party includes $3,212 (2005 - $4,112) for costs incurred on behalf of the Company in the normal course of business. This amount is non-interest bearing and is due on demand. In addition, $20,000 (2005 - $Nil) was advanced to the Company by the president and director of the Company. This amount is non-interest bearing and payment will not be due within the next twelve months, therefore the amount is classified as a long-term liability.

b)	During the last fiscal period, the Company issued 5,500,000 common shares to two directors for proceeds of $27,600.
c)	Subcontract costs include $12,511 in consulting fees paid to the president and director of the Company.
d)

During the period, the Company purchased $7,216 in computer equipment and office furniture from the president and director of the Company. The computer equipment and office furniture were valued at the estimated fair market value at the date of purchase. The original cost to the president and director of the Company was approximately $8,900.

6.	Capital Stock
a)	Authorized Stock

The Company is authorized to issue up to 75,000,000 common shares with par value of $0.001 per share. Each common share shall entitle the holder to one vote, in person or proxy on any matter on which action of the stockholder of the corporation is sought.

b)	Share Issuances
i)	At the date of incorporation, the Company issued 50,000 common shares for a total consideration of $100, being $0.001 per share and $0.001 per share for excess consideration over par value.
ii)

On 12 April 2005, the Company issued 4,000,000 common shares to the President and the director of the Company. The Company received total proceeds of $20,000, being $0.001 per share and $0.004 per share for excess consideration over par value.

iii)	On 22 April 2005, the Company issued 1,500,000 common shares to a director of the Company for $7,500, being $0.001 per share and $0.004 per share for excess consideration over par value.
iv)	On 31 May 2005, the Company issued 2,005,000 common shares to various subscribers for total proceeds of $10,025, being $0.001 per share and $0.004 per share for excess consideration over par value.
7.	Commitments

On 31 August 2005, the Company signed an agreement with a third party software developer whereby the developer has agreed to develop an enhanced version of the LinkSurge software for consideration of $15,000. 50% of this amount is due at the commencement of development and the remaining 50% is due upon completion of development. The development of the LinkSurge software was completed in January 2006. Of the total development costs, $5,500 has been paid and $9,500 has been accrued in the Company accounts.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our Bylaws provide that we have the power to indemnify, to the greatest allowable extent permitted under the Laws of Nevada, directors, officers, employees or other agents of our company against all damages, expenses and any other amounts actually and reasonably incurred by them in connection with any proceeding arising by reason of the fact that a person is or was a director, officer, employee or other agent of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$35.40
Printing and engraving expenses	$1,000.00(1)
Accounting fees and expenses	$30,000.00(1)
Legal fees and expenses	$40,000.00(1)
Transfer agent and registrar fees	$1,000.00(1)
Fees and expenses for qualification under state securities laws	$0.00
Miscellaneous	$1,000.00(1)
Total	$73,035.40

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

On May 31, 2005, we issued 2,005,000 common shares to the following 32 subscribers at an offering price of $0.005 per share for gross offering proceeds of $10,025 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by Surge, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

Name of Stockholder	Number of Common Shares Subscribed
Stephane Bourke	50,000
Darcy Dormett	90,000
Colin Eaton	50,000
Elyza Hartnell	100,000
Rosalynne Hartnell	60,000
Aitch Johnson	60,000
Randy Jorgenson	50,000
Warren Kirschner	70,000
Christine Larsen	70,000
Lindsay LeCorre	40,000
Stephanie LeCorre	40,000
Morgan Minto	100,000
Jason Mooney	50,000
Michele Morfit	45,000
Jennifer Mutter	70,000
Melissa Mutter	70,000
Dallin Paul	80,000
Kevin Reuschel	50,000
Tawnya Ritco	70,000
Aaron Robinson	40,000
Domenique Rosenblum	40,000
Rodney Ruel	40,000
Hugh Shlosser	50,000
Adam Skulsky	50,000
Jade Stranaghan	90,000
Morgan Tedder	60,000
Leah Terhart	70,000
Byron Thompson	60,000
Cam-Linh Tran	60,000
Mike Verran	80,000
Nate Verran	90,000
Thomas Yeung	60,000

               On April 22, 2005, we issued 1,500,000 common shares to Frank Hollmann at an offering price of $0.005 per share for gross offering proceeds of $7,500 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. Troy Mutter is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Surge, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

On April 12, 2005, we issued 4,000,000 shares to Troy Mutter at an offering price of $0.005 per share for gross offering proceeds of $20,000 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. Troy Mutter is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Surge, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

On February 7, 2005, the date of incorporation of the company, we issued 50,000 shares to Troy Mutter at an offering price of $0.002 per share for gross offering proceeds of $100 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. Frank Hollmann is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Surge, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

Item 27 EXHIBITS

The following Exhibits are filed with this Prospectus:

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
3.3	Certificate of Correction
5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
10.1	Form of Subscription Agreement between Surge Enterprises, Inc. and each of the following persons:
	Name:	Amount of Common Shares Purchased at $0.005 per Share:

	Stephane Bourke	$250
	Darcy Dormett	$450
	Colin Eaton	$250
	Elyza Hartnell	$500
	Rosalynne Hartnell	$300
	Aitch Johnson	$300
	Randy Jorgenson	$250
	Warren Kirschner	$350
	Christine Larsen	$350
	Lindsay LeCorre	$200
	Stephanie LeCorre	$200
	Morgan Minto	$500
	Jason Mooney	$250
	Michele Morfit	$225
	Jennifer Mutter	$350
	Melissa Mutter	$350

	Dallin Paul	$400
	Kevin Reuschel	$250
	Tawnya Ritco	$350
	Aaron Robinson	$200
	Domenique Rosenblum	$200
	Rodney Ruel	$200
	Hugh Shlosser	$250
	Adam Skulsky	$250
	Jade Stranaghan	$450
	Morgan Tedder	$300
	Leah Terhart	$350
	Byron Thompson	$300
	Cam-Linh Tran	$300
	Mike Verran	$400
	Nate Verran	$450
	Thomas Yeung	$300

10.2	Subscription Agreement, dated April 22, 2005, between Surge Enterprises, Inc. and Frank Hollmann.
10.3	Subscription Agreement, dated April 12, 2005, between Surge Enterprises, Inc. and Troy Mutter.
10.4	Subscription Agreement, dated February 7, 2005, between Surge Enterprises, Inc. and Troy Mutter.
10.5	Software Development Agreement, dated August 30, 2005, between Surge Marketing Corp. and Infectious Communications.
10.6	Custom Software Buyer Agreement between Surge Marketing Corp. and Exhedra Solutions, Inc. with respect to software development services purchased through www.RentACoder.com
10.7	Development Agreement entered into on July 28, 2005, as updated October 5, 2005, between Surge Marketing Corp. and Element 5 respecting www.share-it.com services.
10.8

Affiliate Program/Premium Affiliate Management General Terms and Conditions entered into on July 27, 2005 between Surge Marketing Corp. and Element 5 regarding referral services through www.share-it.com.

10.9	Development Agreement entered into on July 28, 2005 between Surge Marketing Corp. and Element 5 respecting www.share-it.com services.
10.10	Promissory Note entered into on January 13, 2006 by Surge Enterprises, Inc. in favour of Troy Mutter.
21.	Subsidiaries of Surge Enterprises, Inc. Surge Marketing Corp. (British Columbia)
23.1	Consent of Staley, Okada & Partners, Chartered Accountants

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1)           file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a)	any prospectus required by Section 10(a)(3) of the Securities Act;

(b)           reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2)           for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           For determining liability of the undersigned company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned company undertakes that in a primary offering of securities of the undersigned company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)           Any preliminary prospectus or prospectus of the undersigned company relating to the offering required to be filed pursuant to Rule 424;

(b)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned company or used or referred to by the undersigned company;

(c)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned company or its securities provided by or on behalf of the undersigned company; and

(d)           Any other communication that is an offer in the offering made by the undersigned company to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

52

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Victoria, British Columbia, Canada, on June 21, 2006.

SURGE ENTERPRISES, INC.

/s/ Troy Mutter

By: Troy Mutter, President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: June 21, 2006

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Troy Mutter as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Troy Mutter

By: Troy Mutter, President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated: October 13, 2005

/s/ Frank Hollmann

By: Frank Hollmann, Vice-President and Director

Dated: October 13, 2005